Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE CHILDREN'S PLACE RETAIL STORES, INC.
500 Plaza Drive
Secaucus, New Jersey 07094

May 17, 2010

Dear Stockholder:

On behalf of the Board of Directors of The Children's Place Retail Stores, Inc., it is my pleasure to invite you to attend the 2010 Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc.

The business to be transacted at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and is more fully described in the accompanying Proxy Statement.

It is important that your shares be represented at the meeting, regardless of how many you hold. Whether or not you can be present in person, please submit a proxy card to vote your shares in accordance with the instructions that we provide to you and as set forth in the accompanying Proxy Statement. If you do attend the meeting and wish to vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely yours,

Norman Matthews Chairman of the Board

THE CHILDREN'S PLACE RETAIL STORES, INC.

Notice of Annual Meeting of
Stockholders
To be held Tuesday, June 15, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. (the "Company") will be held at 500 Plaza Drive, Secaucus, New Jersey, on Tuesday, June 15, 2010, at 10:00 a.m., Secaucus, New Jersey time, for the purpose of considering and acting on the following matters:

    1.
    To elect three Class I Directors to serve for a three-year term, each until his or her successor is duly elected and qualified.

    2.
    To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 29, 2011.

    3.
    To transact such other business as may properly come before the meeting, or any adjournment thereof.

These items of business, including the Board's nominees for Directors, are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on Friday, May 14, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

IMPORTANT:    All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only the Company's stockholders of record at the close of business on Friday, May 14, 2010 shall be entitled to notice of, to attend and to vote at, the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, June 15, 2010:    This proxy statement, the accompanying form of proxy card and the Company's 2009 Annual Report to Stockholders (the "Annual Report") are available at http://www.childrensplace.com under the section "Investor Relations." Under rules issued by the United States Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD'S NOMINEES ON THE ENCLOSED PROXY CARD AND A VOTE FOR THE RATIFICATION

OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: childrensplace@mackenziepartners.com

By order of the Board of Directors,

Elena Lagdameo-Hogan Secretary

Secaucus, New Jersey
May 17, 2010

IMPORTANT: Whether or not you expect to attend the annual meeting in person, we urge you to submit a proxy card to vote your shares in accordance with the instructions that we provide to you and as set forth in this proxy statement. This will help ensure the presence of a quorum at the annual meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. As described in this proxy statement, submitting your proxy card now will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at your option.

i

ii

THE CHILDREN'S PLACE RETAIL STORES, INC.
500 Plaza Drive
Secaucus, New Jersey 07094

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JUNE 15, 2010

ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of The Children's Place Retail Stores, Inc. (the "Company", "our", "we", or "us"), of proxies for use in voting at the 2010 annual meeting of stockholders (the "annual meeting" or the "meeting"), to be held at the Company's headquarters located at 500 Plaza Drive, Secaucus, New Jersey on Tuesday, June 15, 2010, at 10:00 a.m., Secaucus, New Jersey time, and any adjournment or postponement thereof. This proxy statement, the enclosed proxy card and the Company's 2009 Annual Report to Stockholders are being sent to stockholders entitled to vote at the annual meeting.

Our Board urges you to vote FOR ALL of our nominees for Director: Jane T. Elfers, Robert Fisch and Louis Lipschitz and for the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

 When and where will the annual meeting take place?

The annual meeting will be held on Tuesday, June 15, 2010, at 10:00 a.m., Secaucus, New Jersey time, at the Company's headquarters located at 500 Plaza Drive, Secaucus, New Jersey.

Who is soliciting my vote?

This proxy statement and the proxy card are provided in connection with the solicitation of proxies by our Board for the annual meeting. Proxy materials, including this proxy statement and the proxy card, were filed with the United States Securities and Exchange Commission (the "SEC") on May 14, 2010, and we expect to first make this proxy statement available to stockholders on or around May 18, 2010.

What am I being asked to vote on?

You are being asked to vote on the following matters:

  •
  the election of three Class I directors to serve for a three-year term, each until his or her successor is duly elected and qualified; and

  •
  the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011 ("Fiscal 2010").

With respect to the election of Directors, the Board has nominated one individual for each position on the Board to be filled at the annual meeting. The Board is also presenting the ratification and appointment of our independent registered public accounting firm.

May I access the proxy materials for the annual meeting on the Internet?

We are providing access to our proxy materials both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, the accompanying form of proxy card and the Company's Annual Report on

Form 10-K for the fiscal year ended January 30, 2010 ("Fiscal 2009") are available at http://www.childrensplace.com under the section "Investor Relations."

What is the record date for the annual meeting?

Friday, May 14, 2010 at 5:00 p.m., Secaucus, New Jersey time, is the record date for determining those stockholders who are entitled to vote at the annual meeting and at any adjournment or postponement of the meeting.

How many Directors can I vote for?

Our Board consists of eight Directors divided into three classes. Three Class I Directors will be elected to serve for a three-year term, each until his or her successor is duly elected and qualified. Stockholders can vote for up to three nominees for Directors for each share of our Common Stock, $0.10 par value per share ("Common Stock"), owned on the record date.

How many votes do I have?

Stockholders have one vote for each share of Common Stock owned on the record date.

How many votes may be cast by all stockholders?

As of May 3, 2010, a total of 27,739,519 shares of our Common Stock were outstanding. Each share of our Common Stock on the record date, Friday, May 14, 2010, will be entitled to one vote with respect to each of the matters being considered at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

In order for us to determine that enough votes will be present to hold the annual meeting, we urge you to vote by submitting the proxy card even if you plan to attend the meeting.

How many votes will be required to approve each of the proposals?

In an uncontested election of Directors, such as this election, each Director must be elected by the affirmative vote of a majority of the votes cast with respect to such Director by the shares of Common Stock present in person or represented by proxy and entitled to vote. A "majority of votes cast" means that the number of votes "FOR" a Director nominee must exceed 50% of the total number of votes cast "FOR" or "AGAINST" the election of that Director nominee.

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. Our Board's recommendation with respect to each matter to be voted on is set forth, together with a description of the matter, in this proxy statement. In summary, our Board recommends a vote:

  •
  FOR the election of the three nominees of the Board named under the caption "Proposal No. 1—Election of Directors" to serve as Class I Directors; and

  •
  FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010.

It is not currently expected that any matter other than those identified above will be voted upon at the annual meeting (other than procedural matters with respect to the conduct of the meeting that may properly arise). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as may be recommended by our Board or, if no recommendation is given, in their own discretion.

How do I vote?

You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in street name, which means your shares are held of record by a broker, bank or nominee.

If you hold your shares of Common Stock as a record holder, you may vote your shares by completing, dating and signing the proxy card that was included with this proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting.

If you vote by proxy, your shares will be voted at the annual meeting in the manner specified by you. If you sign, date and return your proxy card, but do not specify how you want your shares voted, they will be voted by the proxy holder as recommended by the Board.

If you hold your shares of Common Stock in street name, you are a beneficial holder, and you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described in this proxy statement so that your vote will be counted if you later decide not to attend the annual meeting.

 What does it mean if I receive more than one proxy or voting instruction form?

If your shares are registered in more than one name or in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards and voting instruction forms you receive (or vote by telephone or the Internet all of the shares on all of the proxy cards or voting instruction forms received) to ensure that all of your shares are voted.

May I revoke my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

  •
  delivering to our Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

  •
  submitting another proxy by telephone or over the Internet (your most recent telephone or Internet voting instructions will be followed); or

  •
  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of the Company's proxies should be addressed to:

The Children's Place Retail Stores, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
Attn: Corporate Secretary

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. The following section describes how to vote in person if your shares are held in street name.

May I vote in person?

Yes. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in street name, you must bring to the annual meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the annual meeting.

What if I abstain from voting?

For the election of our nominees as Class I Directors, you may vote for all the nominees named on the proxy card, or you may indicate on the proxy card that you are voting against the election of the nominees or abstaining with respect to the election of any nominee. If you elect to abstain from the election of a director, your abstention will not have any effect on the election of the director. In tabulating the vote results for the election of directors, only "FOR" and "AGAINST" votes are counted.

For the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010, you may vote for or against, or abstain from voting on, such proposal. An abstention on such proposal will be treated as a vote cast on the proposal and will have the same effect as a vote against such proposal.

What effects do broker non-votes have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on "routine" matters, such as the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain "non-routine" items, such as the election of our Directors (Proposal 1).

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank, broker or other nominee was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of Directors, no votes will be cast on your behalf.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal that is considered a "non-routine" matter, and therefore will have no effect on the outcome of the vote on such proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these "non-routine" matters and will not be counted in determining the number of shares necessary for approval.

We urge you to provide instructions to your broker so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card and returning your voting instruction card to your broker to ensure that your shares are voted on your behalf.

What happens if I do not return a signed proxy card?

If you hold your shares of Common Stock as a record holder, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you choose to vote your shares by returning the proxy card included with the proxy statement and you do not sign the proxy card, the shares held in your name will not be voted (unless you attend and vote the shares at the annual meeting).

If you hold your shares through a broker and you do not provide your broker with specific instructions with respect to the proposal to ratify the appointment of our independent registered public accounting firm for Fiscal 2010 (Proposal 2), your shares may be voted with respect to such proposal at your broker's discretion. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as Director elections (Proposal 1), absent instructions from the beneficial owners of such shares.

If you beneficially own shares that are held by someone other than a broker, you should inquire of that person as to its practices regarding voting such shares without your instructions. Generally, most such persons follow the same practice as brokers.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the annual meeting, your shares will be voted on that particular matter as follows:

  •
  FOR the election of the three nominees of the Board named under the caption "Proposal No. 1- Election of Directors" to serve as Class I Directors; and

  •
  FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010.

Will I have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting?

No. Holders of our Common Stock will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting.

 Will my vote be confidential?

Yes. It is our policy that your vote will not be disclosed to our Board or any of our employees, except for a very limited number of employees who are involved in coordinating the vote tabulation process and solely for such purpose. An independent inspector reviews the vote tabulation process. However, our confidentiality policy does not apply to certain matters, such as contested elections of Directors or certain contested proposals or the resolution of disputes as to how shares were voted.

How can I attend the annual meeting?

Only stockholders as of the record date, Friday, May 14, 2010 at 5:00 p.m., Secaucus, New Jersey time, may attend the annual meeting.

To attend the meeting, you must bring with you:

  •
  photo identification; and

  •
  proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

The use of cameras, recording devices and other electronic devices at the annual meeting are prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Could other matters be decided at the annual meeting?

Our bylaws require a stockholder to provide prior notification of intent to present a matter for a vote at the annual meeting. No such notice has been received and, accordingly, we do not expect any other matter to be voted on at the meeting (other than any procedural matter incidental to the meeting that may arise). If, however, any other matter is properly raised and is presented for a vote at the annual meeting and you grant a proxy on the proxy card, the persons named as proxyholders, will have the discretion to vote your shares on such additional matters.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay the cost of preparing this proxy statement and the related proxy card and notice of meeting, as well as any other materials that may be distributed on behalf of our Board, and any cost of soliciting your vote on behalf of the Board. We also pay all annual meeting expenses.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist us in soliciting proxies and distributing proxy materials. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual shareholders. We expect to pay MacKenzie Partners, Inc. approximately $10,000 plus reasonable expenses for these services.

Will your independent registered public accounting firm participate in the annual meeting?

Yes. Our independent registered public accounting firm is BDO Seidman, LLP. A representative of BDO Seidman, LLP will be present at the meeting, will be available to answer appropriate questions you may have and will have the opportunity to make a statement.

 How can I obtain copies of your corporate governance documents?

A copy of each of our Corporate Governance Guidelines, our Code of Business Conduct and the charters for each of the committees of our Board is posted on our website, http://www.childrensplace.com, under the "Corporate Governance" tab in the section entitled "Investor Relations," or may be obtained by contacting our Secretary by e-mail at corporatesecretary@childrensplace.com or by mail at The Children's Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094, Attention: Investor Relations. In addition, we intend to satisfy our disclosure requirements under Item 5.05 of Form 8-K, regarding any amendments to, or waiver of, a provision of our Code of Business Conduct that applies to our principal executive officers, principal financial officer, chief financial officer or controller or our directors by posting such information on our website, http://www.childrensplace.com, under the "Corporate Governance" tab under the section entitled "Investor Relations."

How can I communicate with your Board of Directors?

If you would like to communicate with our Board, a committee of our Board and/or an individual Director(s) (including the non-employee Directors as a group), you may send an e-mail to childrensplaceboard@childrensplace.com, or write to the following address:

  Board of Directors
  c/o Corporate Secretary
  The Children's Place Retail Stores, Inc.
  500 Plaza Drive
  Secaucus, New Jersey 07094

You should specify in each communication the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. Our Secretary generally will not forward to the Directors a stockholder communication that she determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, that requests information about us that is generally available (which will instead be forwarded to our Investor Relations Department) or that is unrelated to the stockholder's ownership of our stock.

Concerns about accounting, internal controls over financial reporting or auditing matters or possible violations of our Code of Business Conduct should be reported pursuant to the procedures outlined in our Code of Business Conduct, which is available on our website, http://www.childrensplace.com, under the "Corporate Governance" tab in the section entitled "Investor Relations."

How may I obtain assistance in voting, completing my proxy card or with other questions?

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
Email: childrensplace@mackenziepartners.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 15, 2010: This proxy statement, the accompanying form of proxy card and the Company's 2009 Annual Report to Stockholders are available at http://www.childrensplace.com under the section "Investor Relations." Under new rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

MATTERS REQUIRING STOCKHOLDER ACTION

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our certificate of incorporation and our bylaws provide for a "classified" Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms, so that one-third of our Directors are elected each year. Class I Directors and Class II Directors were last elected at our annual meeting of stockholders held in 2008 and Class III Directors were last elected at our annual meeting of stockholders held in 2009. Class I Directors are to be elected at this year's annual meeting and will serve for a three-year term, extending until the third succeeding annual meeting, and in each case until their successors are duly elected and qualified. Unless marked otherwise, signed proxy cards received will be voted "FOR" the election of the three nominees named below.

Nominees for Election at the Annual Meeting

The following table sets forth certain information with respect to the nominees of the Board for election as Class I Directors at the annual meeting, including their memberships on the Board's standing committees. See "Information Regarding the Board and its Committees" below.

= Chair	= Member

Nominees for Election

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Jane T. Elfers, age 49	I	2010

Jane T. Elfers has served as a Director of our Company and as the President and Chief Executive Officer of our Company since January 4, 2010. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor Department Stores from May 2000 to September 2008. Lord & Taylor was part of The May Department Stores Company during the period May 2000 through August 2005 and a part of Federated Department Stores, Inc. during the period September 2005 until October 2006 when it was acquired by an affiliate of NRDC Equity Partnership.
Robert N. Fisch, age 60	I	2004

Mr. Fisch has served as a Director of our Company since June 2004 and currently serves on our Compensation Committee. Mr. Fisch has over 30 years of experience in the retail industry. Since 2001 Mr. Fisch has served as the President, Chief Executive Officer and Chairman of the Board of rue21 Inc., a fast growing specialty apparel retailer with over 550 stores across the United States that went public in November 2009. Mr. Fisch currently serves as a member of rue21 Inc.'s Compensation Committee and Corporate Governance and Nominating Committee. He started his career at Abraham & Straus in New York.

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Louis Lipschitz, age 65	I	2008

Mr. Lipschitz has served as a Director of our Company since 2008, and currently serves as Chairman of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lipschitz currently serves on the Board of Directors of New York & Company, Majesco Entertainment and Forward Industries. Mr. Lipschitz served on the Board of Directors of Finlay Enterprises, Inc. from 2006 until 2009. He also served as the Executive Vice President and Chief Financial Officer of Toys "R" Us, Inc. from 1996 until his retirement in 2004.

Selection of Nominees

The foregoing nominees were recommended to the Board by the Nominating and Corporate Governance Committee of the Board and were approved by the Board. Each of the nominees has consented to be named in this proxy statement and to serve as Directors on the Board, if elected. Messrs. Fisch and Lipschitz have served on our Board since 2004 and 2008, respectively. Ms. Elfers was appointed to serve as a Director on January 4, 2010 to fill a vacancy on the Board created by the resignation of a former Class I Director. Pursuant to her employment agreement with the Company, the Company will nominate Ms. Elfers for election as a Director of the Company if her term as a Director is expiring. See "Management Compensation—Employment and Severance Agreements with NEOs—Jane T. Elfers, Chief Executive Officer and President." Each of Messrs. Fisch and Lipschitz meet the criteria for Director independence of the listing standards of The NASDAQ Stock Market and have no business, professional or other material relationship with us or any of our Directors or officers.

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee followed the selection process, criteria and other policies that it normally follows in recommending each of the full slate of nominees of the Board for election at the annual meeting. See "Information Regarding the Board of Directors and Its Committees—Consideration of Director Nominees."

The Nominating and Corporate Governance Committee seeks Directors with strong reputations and experience in areas relevant to the strategy and operations of the Company's business. Each of the nominees for election as a Director at the Annual Meeting of Stockholders and each of the Company's current Directors hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective, as described in their biographies appearing above and below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

The Nominating and Corporate Governance Committee also believes that each of the nominees and current Directors, and the Board as a whole, has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity in gender, geographic origin and professional experience; and the commitment to devote significant time and energy to service on the Board and its committees.

Except as otherwise specified by the stockholder, the persons named as proxies on the proxy card will vote "FOR" the nominees of the Board for election as Class I Directors. In the event that the Board nominates any substitute nominee(s), we will file an amended proxy statement that, as applicable, (i) identifies the substitute nominee(s), (ii) discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected and (iii) includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such nominee(s). Our Board is not aware that any of the nominees of the Board are unable or will decline to serve as a Director. All of the nominees are currently serving as Directors.

Pursuant to our certificate of incorporation, Directors shall be elected by a majority of votes cast by the shares present at a meeting of stockholders and entitled to vote on the election of Directors at such meeting, a quorum being present at such meeting, unless the election is contested, in which case Directors shall be elected by a plurality of votes cast by the shares present and entitled to vote at such meeting. A "contested election" means an election at which the number of nominees for election as Director is greater than the number of Directors to be elected. For such purpose, the number of nominees shall be determined as of the last date on which a stockholder in accordance with our bylaws may nominate a person for election as a Director in order for such nomination to be required to be presented for a vote of the stockholders.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

The following table sets forth certain information with respect to the Class II and III Directors, whose term of office continues beyond the annual meeting.

Continuing Directors

= Chair	= Member

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Joseph Alutto, age 68	II	2008

Dr. Alutto has served as a Director of our Company since 2008, and currently serves as the Chairman of our Nominating and Corporate Governance Committee. Since October 2007, Dr. Alutto has served as the Executive Vice President and Provost of The Ohio State University. Prior to this position, Dr. Alutto served as the institution's interim President from July 1, 2007 until September 30, 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years. Since 2005, Dr Alutto has served on the Board of Directors of M/I Homes, Inc. From 2002 to 2008 Dr. Alutto served on the Board of Directors of Nationwide Financial Services, Inc., and from 2005 to 2007 Dr. Alutto served on the Board of Directors of United Retail Group, Inc.

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Charles Crovitz, age 56	II	2004

Mr. Crovitz has served as a Director of our Company since 2004. From September 2007 until January 2010, Mr. Crovitz also served as our Company's Interim Chief Executive Officer. Since October 2005, Mr. Crovitz has served on the Board of Directors of United Stationers, Inc. Since 2003, Mr. Crovitz has operated Crovitz Consulting Co. in Tisbury, Massachusetts. From 1993 to 2003, Mr. Crovitz served in several senior executive positions, including as the Executive Vice President & Chief Supply Chain Officer for Gap Inc.
Malcolm Elvey, age 68	III	2002

Mr. Elvey has served as a Director of our Company since December 2002 and currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Elvey is currently Managing Partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies, which he founded in 1999. From 2006 to 2008, Mr. Elvey served on the board of directors of Migo Software Inc., a producer of mobile data and communication software. From January 2004 to March 2006, Mr. Elvey served as the Chief Executive Officer of LimoRes.net, a ground transportation company he helped found in New York. Mr. Elvey has also founded other companies, most notably, Esquire Communications, Ltd., a court reporting and legal services company, and Metro Cash & Carry, a publicly-traded South African warehouse club. Prior to founding Esquire Communications, Mr. Elvey served for two years as a member of the board of directors and as head of several divisions of ADT Ltd., a nationally recognized electronic security services provider. During his career, Mr. Elvey has served on the board of directors of public companies in the United States, Italy, the United Kingdom and South Africa, most notably, Pritchard Services and The Hawley Group, both United Kingdom-based companies. Mr. Elvey also coaches and runs workshops for public, private and not-for-profit organizations. He has been a member of the Young President's Organization/World President's Organization (YPO/WPO) since 1973 and has been an adjudicator of business plans at the Columbia Business School since 1999. Mr. Elvey has an MBA from the University of Cape Town, South Africa and is a chartered accountant.

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Sally Frame Kasaks, age 65	III	2000

Ms. Kasaks has served as a Director of our Company since 2000, and currently serves as the Chair of our Compensation Committee and as a member of our Audit Committee. From August 2005 to October 2009 Ms. Kasaks served as our lead Director and from January 2007 to October 2009 she served as our acting Chair. Ms. Kasaks served on the Board of Directors of Pacific Sunwear from 1997 until her retirement from their Board in January 2010. In October 2006 Ms. Kasaks was appointed Interim CEO of Pacific Sunwear of California, Inc., assuming role of Chair and Chief Executive Officer from May of 2007 until June of 2009. From 1997 to October 2006 Ms. Kasaks served as a retail and marketing business consultant to a number of retailers through ISTA Incorporated. From 1983 to 1985 and again from 1992 to 1996, Ms. Kasaks served as the Chief Executive Officer of Ann Taylor Stores, Inc. Ms. Kasaks has also served as Chief Executive Officer of both Abercrombie & Fitch and Talbots, Inc. During her career, Ms. Kasaks has served as a Director to numerous companies, including Coach, Inc., Tuesday Morning, Inc., The White House, Inc., Cortefiel S.A. and Crane & Co., Inc. In addition, Ms. Kasaks has served as Advisor to the Board of the Army Air Force Exchange Service (AAFES).
Norman Matthews, age 77	III	2009

Mr. Matthews has served as a Director of our Company since March 2009 and as our Chairman of the Board since October 2009. Mr. Matthews has served on the Boards of The Progressive Corporation since 1981, Henry Schein, Inc. since 2002 and Spectrum Brands since 2009. Previously, he served on the Boards of Sunoco, Inc., Toys "R" Us, Inc., Finlay Enterprises, Inc. and Federated Department Stores. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman—Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding Directors by the Outstanding Directors Exchange.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board, upon the recommendation of its Audit Committee, has appointed BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010. BDO Seidman, LLP acted as our independent registered public accounting firm for the most recently completed Fiscal 2009 by action of the Board upon recommendation of the Audit Committee.

The appointment of BDO Seidman, LLP as our independent registered public accounting firm for Fiscal 2010 is being submitted for ratification by the stockholders as a matter of sound corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment but the vote will not be binding and the Audit Committee may continue the appointment. The outcome of the vote will also be considered in the decision to appoint our independent registered public accounting firm for next year. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interests and in the best interests of our stockholders.

A representative of BDO Seidman, LLP is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Nominating and Corporate Governance

We are dedicated to being a leading specialty retailer of children's merchandise and to creating superior long term stockholder value. It is our policy to conduct our business with the highest integrity and an unrelenting passion for providing the best value to our customers. Our business is managed by our employees under the direction and oversight of our Board. Except for Jane T. Elfers, our President and Chief Executive Officer, none of the members of our Board are currently employed by us. Our Board limits membership on its standing committees to independent non-management Directors. We keep members of our Board informed of our business through discussions with management, materials we provide them, visits to our offices and stores and participation in meetings of our Board and committees.

Our Board has adopted a comprehensive set of corporate governance principles, which are outlined in our "Corporate Governance Guidelines," which include guidelines for:

  •
  determining Director independence and qualifications for Directors;

  •
  establishing overall standards and policies for carrying out the responsibilities of our Board and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

  •
  ensuring processes are in place for maintaining our integrity;

  •
  assessing our major risks and reviewing options for their mitigation; and

  •
  providing counsel to, and oversight of the selection, evaluation, development and compensation of, senior management.

In addition, all of our employees, including our Chief Executive Officer and President (who is a principal executive officer), our Executive Vice President, Finance and Administration and Chief Financial Officer (who is a principal executive officer and our principal financial officer and principal accounting officer) and our controller, and our non-employee Directors are required to comply with our Code of Business Conduct.

Our Corporate Governance Guidelines, our Board committee charters and our Code of Business Conduct are published under the "Corporate Governance" tab in the "Investor Relations" section of our website, http://www.childrensplace.com. These materials are also available in print to any stockholder upon request. On a regular basis, our Board, as a whole or through its committees, reviews these corporate governance documents and best practices suggested by recognized governance authorities, and receives advice on pertinent developments in Delaware law, the rules and listing standards of The NASDAQ Stock Market, Inc. and the rules and regulations promulgated by the SEC. Our Board modifies our governance as warranted based on such reviews. Any modifications made to our governance documents referred to above are reflected periodically on our website.

Director Independence

A majority of our Board consists of non-management Directors who meet the criteria for director independence of the listing standards of The NASDAQ Stock Market. Beginning in Fiscal 2009 our Board consisted of eight Directors, Ms. Kasaks, Dr. Alutto, Messrs. Crovitz, Elvey, Fisch, and Lipschitz, and Ezra Dabah and Stanley Silverstein. On March 5, 2009, Mr. Matthews was added to the Board. On July 29, 2009, the Company entered into a securities purchase agreement with Mr. Dabah, Renee Dabah and certain related trusts pursuant to which the Company agreed to purchase an aggregate of approximately 2.45 million shares of Common Stock of the Company at a price of $28.88 per share, which represented a discount of 5% to the average closing prices of the Company's Common Stock of the three days ending July 28, 2009. Pursuant to the securities purchase agreement, the Company also agreed to file a Registration Statement on Form S-3 ASR (or other appropriate form for which the Company is eligible) to effect the registration of the remaining approximately 2.45 million shares held by Mr. Dabah and his affiliates after giving effect to the sale, in a firm commitment underwritten offering in the event Mr. Dabah and his affiliates elected to sell such additional shares. In connection with the Company's agreement to purchase the shares and facilitate the offering, Messrs. Dabah and Silverstein tendered their resignations from the Board, effective as of August 3, 2009. Subsequently, effective as of January 4, 2010, Ms. Elfers was added to the Board. All the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, while serving in such capacity, have been and are independent Directors.

Each year each Director completes and submits to the Company a questionnaire, which, among other purposes, is used by the Nominating and Corporate Governance Committee to help evaluate whether the Director has any material relationship with us (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with us), including any material relationship with our affiliates and management, pertinent to determining the Director's independence. With the assistance of the Nominating and Corporate Governance Committee, our Board made an affirmative determination that of our current Directors, Messrs. Elvey, Fisch, Lipschitz and Matthews, Dr. Alutto and Ms. Kasaks are independent within the meaning of the listing standards of The NASDAQ Stock Market, and with respect to the members of the Audit Committee, the provisions of SEC Rule 10A-3.

Director Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.

The Board has determined that having an independent Director serve as Chairman is in the best interest of the Company's shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee acts as a nominating committee on behalf of the Board to recruit, consider the qualifications of and recommend to the Board the Board's nominees for election as Directors by the stockholders and candidates to be elected by the Board to fill vacancies on the Board, as well as the selection by the Board of members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees.

When evaluating a candidate for membership on our Board, the Nominating and Corporate Governance Committee considers the skills and characteristics appropriate and desirable for membership on our Board based upon an assessment of the needs of our Board and its committees. The assessment includes an analysis of each candidate's judgment, financial literacy, maturity, experience, commitment, integrity and accountability, as well as consideration of diversity.

Our Corporate Governance Guidelines describe the minimum qualifications for nominees and the qualities or skills that are necessary for Directors to possess. Each nominee:

  •
  must satisfy any legal requirements applicable to members of our Board;

  •
  must have business or professional experience that will enable such nominee to provide useful input to our Board in its deliberations;

  •
  must have a reputation, in his or her business endeavors and in other pertinent communities, for honesty and ethical conduct;

  •
  must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

  •
  must have experience, either as a member of the board of directors of another public or private company or a non-profit organization or a similar capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

The Nominating and Corporate Governance Committee annually reviews the individual skills and characteristics of the Directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, skills, expertise, time availability and industry backgrounds in the context of the needs of the Board and the Company. In accordance with the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers whether a Director contributes to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin and professional experience (public, private and non-profit sectors), but does not base its nomination of a candidate solely on these factors. The Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business.

Our Nominating and Corporate Governance Committee will consider candidates for nominees to serve on our Board recommended by our stockholders. Our Corporate Governance Guidelines describe the procedure for stockholders to make such recommendations. Pursuant to these procedures a notice of such recommendation must be delivered to our Secretary at our principal executive offices located at 500 Plaza Drive, Secaucus, New Jersey 07094 no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the annual meeting is called for a day that is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting date and no later than the close of business on the later of the 90th day prior to such annual meeting date or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. Our Corporate Governance Guidelines require the notice to set forth as to each candidate recommended by a stockholder: (a) all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such candidate's written consent to being named in the proxy statement as a nominee, to serving as a Director if elected and to being contacted and interviewed by the Nominating and Corporate Governance Committee), and (b) information that will enable our Nominating and Corporate Governance Committee to determine whether the candidate or candidates satisfy the criteria established for Director candidates referred to above. Our Board, or Nominating and Corporate Governance Committee, may require a proposed nominee for Director to furnish such other information which pertains to such proposed nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director.

Our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall have a policy that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the Nominating and Corporate Governance Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on our Board. The evaluation process for individuals other than existing members of our Board will generally include:

  •
  a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;

  •
  a review of references from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and

  •
  an interview of the candidate, together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

Committees of the Board of Directors

Our Board has three standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee, each of which operates pursuant to a written charter approved by our Board. A copy of the charter of each committee can be viewed under the "Corporate Governance" tab in the "Investor Relations" section of our website, http://www.childrensplace.com. In addition to the duties provided by their respective charters, each committee may be assigned additional duties by our Board from time to time, and each is charged with reporting its activities to our Board.

Compensation Committee

The Compensation Committee has been charged with the responsibilities of our Board relating to compensation of our executive officers and other members of management and reviews and approves related person transactions (as defined in the rules and regulations promulgated by the SEC). The Compensation Committee establishes our management compensation policies, reviews and recommends to the Board the terms of the Company's incentive compensation plans and programs, oversees the implementation of these plans and programs, including the granting of all equity awards, and determines all aspects of the compensation of our executive officers. For more information on the role played by the Compensation Committee in setting the compensation of our executives and the role of executive officers in determining or recommending the amount or form of executive compensation, see "Compensation Discussion and Analysis—Role of the Compensation Committee, the Chief Executive Officer and Other Executives" below. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of Directors and reviews and approves any "related-person" transactions (as described below).

The Compensation Committee currently consists of three members, Ms. Kasaks (who serves as Chair of the Compensation Committee) and Messrs. Matthews and Fisch. Throughout Fiscal 2009, Ms. Kasaks served as a member and as Chair of the Compensation Committee. During Fiscal 2009 until October 27, 2009, Dr. Alutto served as a member of the Compensation Committee. On October 27, 2009, as a result of the Board's restructuring of the membership of its committees at the recommendation of the then-named Corporate Governance Committee, Mr. Matthews was appointed to the Compensation Committee and Dr. Alutto resigned from the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee acts as a nominating committee to select the Board's nominees for election by the stockholders as Directors and recommends candidates for election by our Board to fill vacancies. Prior to December 3, 2009, the Nominating and Corporate Governance Committee was known as the Corporate Governance Committee. The committee determines the minimum qualifications that should be satisfied by members of our Board and recommends to the Board the membership of the Board's standing committees. The Nominating and Corporate Governance Committee also assists our Board with oversight of other corporate governance matters, including the evaluation of the effectiveness of each member of our Board and the performance of the Board as a whole. The Nominating and Corporate Governance Committee, in the event of an uncontested election, also must assess the appropriateness of accepting the resignation of a nominee of the Board for election as a Director who is in office as a Director and does not receive a majority of the votes cast by the stockholders in respect of his or her election.

The Nominating and Corporate Governance Committee currently consists of three members, Dr. Alutto (who serves as Chairman of the Nominating and Corporate Governance Committee), Mr. Elvey and Mr. Lipschitz. During Fiscal 2009 and until October 27, 2009, Ms. Kasaks served as Chair and as a member of the Corporate Governance Committee and Messrs. Elvey and Lipschitz and Dr. Alutto served as members. On October 27, 2009, as a result of the Board's restructuring of the membership of its committees at the recommendation of the then-named Corporate Governance Committee, Dr. Alutto was named as Chairman of the Corporate Governance Committee and Ms. Kasaks resigned from the Corporate Governance Committee. On December 3, 2009, the Board renamed the Corporate Governance Committee the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58) of the Exchange Act, monitors the preparation and integrity of our financial statements, our other financial reports and our overall disclosure practices; the soundness of our system of internal financial controls and our compliance with good accounting practices; and the appointment, qualifications, independence and performance of our independent registered public accounting firm. Additionally, the Audit Committee has oversight responsibility for the performance of our internal audit function and compliance with related legal and regulatory requirements.

The Audit Committee currently consists of three members, Mr. Lipschitz (who serves as Chairman of the Audit Committee), Mr. Elvey and Ms. Kasaks. During Fiscal 2009 and until October 27, 2009, Mr. Elvey served as Chairman and a member and Messrs. Lipschitz and Fisch each served as members. On October 27, 2009, as a result of the Board's restructuring of the membership of its committees at the recommendation of the then-named Corporate Governance Committee, Mr. Lipschitz was named as Chairman of the Audit Committee, Ms. Kasaks was named as a member of the Audit Committee and Mr. Fisch resigned from the Audit Committee. Our Board has determined that during these periods, all members of the Audit Committee met and all of the current members of the Audit Committee meet the "financial sophistication" and independent director requirements of the listing standards of The NASDAQ Stock Market and that each of Messrs. Lipschitz, Elvey and Fisch and Ms. Kasaks qualified as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K.

Risk Oversight

Companies face a variety of risks, including strategic, operational, financial, and compliance risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrate risk management into Company decision-making.

Management performs an annual risk assessment to identify and prioritize the major risks to the Company and to develop mitigation strategies or ensure that mitigation strategies are in place to address identified risks, and periodically reports to the Board on its status. The Board reaches conclusions regarding the adequacy of the Company's risk management processes based upon the briefings provided by management and advisors as well as upon periodic reports the Board receives from the Audit Committee regarding the Audit Committee's assessment of financial risk and from the Compensation Committee regarding the Compensation Committee's assessment of the risk, if any, arising from the Company's compensation policies and practices. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

Meetings of the Board of Directors

During Fiscal 2009, there were 12 meetings of our Board, 11 meetings of the Audit Committee, eight meetings of the Compensation Committee and five meetings of the Nominating and Corporate Governance Committee, as well as several meetings of special committees of the Board. The independent members of the Board met in executive session, without any member of management present, on seven occasions in Fiscal 2009. Each of our incumbent Directors attended in excess of 75% of the aggregate of the total number of meetings of our Board and committees thereof on which such Director served. As provided in our Corporate Governance Guidelines, we expect Directors to attend the annual meeting of stockholders. All of our Directors serving at the time of our last annual meeting of stockholders attended the meeting other than Messrs. Dabah and Silverstein, who tendered their resignations from the Board effective as of August 3, 2009.

Compensation Committee Interlocks and Insider Participation

As discussed above, members of the Compensation Committee during Fiscal 2009 included Ms. Kasaks, Dr. Alutto, Mr. Elvey and Mr. Fisch. No member of the Compensation Committee during such fiscal year was at the time an officer or employee of our Company or any of our subsidiaries nor does he or she currently serve in any such capacity nor did he or she formerly serve as an officer of our Company or any of our subsidiaries or have any relationship requiring disclosure under the heading "Certain Relationships and Related Transactions," as presented below, while a member of the Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as member(s) of our Board or Compensation Committee.

Compensation of Directors

We pay each of our non-employee Directors an annual retainer, attendance fees and, where applicable, a retainer for our Chairman of the Board and our committee chairs, as specified in the table below.

FISCAL 2009
Initial Equity Grant	A deferred stock award for a prorated portion of $100,000 worth of stock
Annual Retainer
Cash	$35,000
Equity Grant	A deferred stock award for $100,000 worth of stock
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$65,000
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$10,000
Fee per Board Meeting	$1,500
Fee per Committee Meeting	$1,500

We also pay for or reimburse Directors for travel expenses related to attending meetings of our Board or its committees, Company business meetings and approved educational seminars. All Directors are eligible to receive 15 discount cards for our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family at their discretion. We also reimburse Directors in an amount not to exceed $6,000 per year for attendance at Director educational seminars.

Employee Directors are not eligible for the annual retainer or attendance fees or to serve on any committees of our Board. Employee Directors are paid for their services to us as employees and do not receive any additional compensation for serving on our Board.

Fiscal 2009 Board of Directors Compensation

The following table summarizes, in tabular format, the compensation of each non-employee Director for Fiscal 2009.

Directors Compensation

	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Norman S. Matthews (3)	$82,750	$90,952	$—	$—	$173,702
Joseph Alutto (4)	91,417	100,010	—	—	191,427
Charles Crovitz (5)	4,417	—	—	—	4,417
Ezra Dabah (6)	25,000	100,010	—	—	125,010
Malcolm Elvey (7)	104,750	100,010	—	—	204,760
Robert Fisch (8)	92,000	100,010	—	—	192,010
Sally Frame Kasaks (9)	156,750	100,010	—	—	256,760
Louis Lipschitz (10)	98,750	100,010	—	—	198,760
Stanley Silverstein (11)	23,500	100,010	—	—	123,510

(1)
Includes the aggregate dollar amount of all fees earned in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(2)
Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the "Compensation—Stock Compensation" topic of the Financial Accounting Standards Board's Accounting Standards Codification. For more information see Note 4—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K on March 26, 2010. The fair value of deferred stock awards is defined as the average of the high and low trading price of the Company's Common Stock on the grant date. Pursuant to our Amended and Restated 2005 Equity Incentive Plan of the Company ("2005 Equity Plan"), stock awards to those who have attained the age of retirement are subject to accelerated vesting for financial reporting purposes. Each of Dr. Alutto, Ms. Kasaks and Messrs. Elvey, Lipschitz, Matthews and Silverstein has reached retirement age under the 2005 Equity Plan, and consequently each deferred stock award received by him or her is subject to accelerated vesting upon retirement from the Board.

(3)
On March 5, 2009, upon his appointment to our Board, Mr. Matthews was granted 4,663 shares of deferred stock with a fair market value as of such date of $90,952, which fully vested on March 5, 2010. At January 30, 2010, Mr. Matthews held 4,663 shares of deferred stock.

(4)
On February 1, 2009, Dr. Alutto was granted 5,254 shares of deferred stock with a fair market value as of such date of $100,010, which fully vested on February 1, 2010. At January 30, 2010, Dr. Alutto held 5,254 shares of deferred stock and 10,000 options to purchase shares of our Common Stock.

(5)
Mr. Crovitz's term as Interim Chief Executive Officer ended on January 4, 2010.

(6)
On February 1, 2009, Mr. Dabah was granted 5,254 share of deferred stock with a fair market value as of such date of $100,010. Effective as of August 3, 2009, Mr. Dabah resigned from the Board. At the time of his resignation, his deferred stock award was unvested and therefore was forfeited.

(7)
On February 1, 2009, Mr. Elvey was granted 5,254 shares of deferred stock with a fair market value as of such date of $100,010, which fully vested on February 1, 2010. At January 30, 2010, Mr. Elvey held 5,254 shares of deferred stock and 31,000 options to purchase shares of our Common Stock.

(8)
On February 1, 2009, Mr. Fisch was granted 5,254 shares of deferred stock with a fair market value as of such date of $100,010, which fully vested on February 1, 2010. At January 30, 2010, Mr. Fisch held 5,254 shares of deferred stock and 35,000 options to purchase shares of our Common Stock.

(9)
On February 1, 2009, Ms. Kasaks was granted 5,254 shares of deferred stock with a fair market value as of such date of $100,010, which fully vested on February 1, 2010. At January 30, 2010, Ms. Kasaks held 5,254 shares of deferred stock and 31,000 options to purchase shares of our Common Stock.

(10)
On February 1, 2009, Mr. Lipschitz was granted 5,254 shares of deferred stock with a fair market value of $100,010, which fully vested on February 1, 2010. At January 30, 2010, Mr. Lipschitz held 5,254 shares of deferred stock and 15,000 options to purchase shares of our Common Stock.

(11)
On February 1, 2009 Mr. Silverstein was granted 5,254 share of deferred stock with a fair market value as of such date of $100,010. Effective as of August 3, 2009, Stanley Silverstein resigned from the Board. At the time of his resignation Mr. Silverstein had reached the retirement age under the 2005 Equity Plan and the deferred stock award received by him was subject to accelerated vesting upon his resignation.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm for Services Rendered During the Last Two Fiscal Years

The following table summarizes the aggregate fees billed to us by BDO Seidman, LLP our independent registered public accounting firm for Fiscal 2009, for its services rendered for or in such year. BDO Seidman, LLP audited the Company's consolidated financial statements the fiscal year ended January 31, 2009 ("Fiscal 2008") and Fiscal 2009.

	FISCAL 2009
	AMOUNT (IN $ THOUSANDS)	% OF TOTAL FEES FOR YEAR
Audit fees billed for the year	1,425	94%
Audit-related fees billed in the year	90	6%
Tax fees billed in the year	—	0%
All other fees billed in the year	—	0%

TOTAL	$1,515	100%

	FISCAL 2008
	AMOUNT (IN $ THOUSANDS)	% OF TOTAL FEES FOR YEAR
Audit fees billed for the year	$1,955	94%
Audit-related fees billed in the year	132	6%
Tax fees billed in the year	—	0%
All other fees billed in the year	—	0%

TOTAL	$2,087	100%

Audit Fees

Audit fees billed by BDO Seidman, LLP for Fiscal 2009 consisted of fees for the audit of our annual consolidated financial statements for Fiscal 2009, reviews of our quarterly consolidated financial statements for the first, second and third quarters of Fiscal 2009 and provision of an attestation report on our internal control over financial reporting as of January 30, 2010, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit fees billed by BDO Seidman, LLP for Fiscal 2008 consisted of fees for the audit of our annual consolidated financial statements for Fiscal 2008, reviews of our quarterly consolidated financial statements for the first, second and third quarters of Fiscal 2008 and provision of an attestation report on our internal control over financial reporting as of January 31, 2009 as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

All audit-related fees billed by BDO Seidman, LLP in Fiscal 2009 and Fiscal 2008 included various consulting fees.

 Tax Fees

BDO Seidman, LLP did not bill any fees for tax service in Fiscal 2009 or Fiscal 2008.

All Other Fees

BDO Seidman, LLP did not bill other fees in Fiscal 2009 or Fiscal 2008.

The Audit Committee monitors the non-audit fees of, and has a policy to limit as in its judgment is appropriate the non-audit services performed by, our independent registered public accounting firm to help ensure that their nature and magnitude is compatible with the firm's role as an independent registered public accounting firm.

Pre-Approval Policy

For Fiscal 2009, the Audit Committee specifically pre-approved all services, including both audit and non-audit services, provided by our independent registered public accounting firm.

The Audit Committee currently is considering the adoption of an Audit and Non-Audit Services Pre-Approval Policy for Fiscal 2010, which would contain a detailed description of the permitted audit, audit-related, tax and other services that are expected to be or could be performed by our independent registered public accounting firm during Fiscal 2010; however, until such policy is adopted, the Audit Committee shall specifically pre-approve all services, including both audit and non-audit services, provided by our independent registered public accounting firm.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. The committee has authority to appoint, discharge and replace our independent registered public accounting firm, and is directly responsible for the oversight of the scope of its audit work and the determination of its compensation.

As stated in the Audit Committee's charter, the committee's responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting and to prepare financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee has, among other things, reviewed and discussed with management our audited consolidated financial statements for Fiscal 2009, met and held discussions with management and with our independent registered public accounting firm and the head of our internal audit function (both with and without management present) regarding the fair and complete presentation of our financial results and discussed the significant accounting policies applied in our financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of our internal audit function and our independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management's annual assessment of our internal control over financial reporting and our independent registered public accounting firm's attestation report thereon. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as adopted, amended, modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements for Fiscal 2009 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Submitted by the Audit Committee

Louis Lipschitz, Chairman
Malcolm Elvey
Sally Frame Kasaks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our Common Stock, as of May 3, 2010:

  •
  by each person known by us to be the beneficial owner of 5% or more of our Common Stock;

  •
  by each of our current Directors and NEOs; and

  •
  by all of our current Directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table below has sole voting and investment power with respect to the shares of Common Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock over which he or she has or shares, directly or indirectly, voting or investment power; or of which he or she has the right to acquire beneficial ownership at any time within 60 days after May 3, 2010. As used herein, the term "voting power" means the power to vote or direct the voting of shares and the term "investment power" includes the power to dispose or direct the disposition of shares. Percentage ownership has been calculated based on 27,739,519 shares of our Common Stock outstanding as of May 3, 2010.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
BlackRock, Inc. (2)	2,582,972	9.3%
Lord, Abbett & Co. LLC (3)	2,367,599	8.5%
Sankaty Credit Advisors, LLC, (4)	1,775,000	6.4%
Wellington Management Company, LLP (5)	1,567,246	5.6%
Norman S. Matthews (6)	4,663	*
Joseph Alutto (7)	18,397	*
Charles Crovitz (8)	96,336	*
Jane T. Elfers (9)	—	*
Malcolm Elvey (10)	34,254	*
Robert Fisch (11)	43,397	*
Sally Frame Kasaks (12)	41,307	*
Louis Lipschitz (13)	15,429	*
Susan Riley (14)	25,927	*
Mark Rose (15)	107,969	*
All directors and executive officers as a Group (10 persons) (16)	387,679	1.4%

*
Less than 1%

(1)
The address of all Directors and executive officers is c/o The Children's Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

(2)
According to a Statement on Schedule 13G filed with the SEC on January 29, 2010, as of December 31, 2009, BlackRock, Inc., a Delaware corporation with an address of 40 East 52nd Street, New York, New York 10022, had sole voting power and dispositive power with respect to 2,582,972 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares, but no such person's interest in the shares is in excess of five percent of the Company's Common Stock.

(3)
According to a Statement on Schedule 13G filed with the SEC on February 12, 2010, as of December 31, 2009, Lord, Abbett & Co. LLC, a Delaware limited liability company with an address of 90 Hudson Street, Jersey City, New Jersey 07302, had sole voting power with respect to 2,165,180 shares and sole dispositive power with respect to 2,367,580 shares. According to the Schedule 13G, the shares are held by Lord, Abbett & Co. LLC on behalf of its investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

(4)
According to a Statement on Schedule 13G filed with the SEC on December 28, 2009, as of December 23, 2009, Sankaty Credit Opportunities III, L.P., a Delaware limited partnership ("COPS III"), Sankaty Credit Opportunities IV, L.P., a Delaware limited partnership ("COPS IV"), Sankaty Credit Opportunities (Offshore) IV, L.P., a Cayman Islands exempted partnership ("COPS IV Offshore"), Prospect Harbor Credit Partners, L.P., a Delaware limited partnership ("PRO"), and Sankaty Advisors LLC, a Delaware limited liability corporation in its capacity as the investment manager for a managed account client over which it has discretionary authority to acquire, dispose of, and vote securities ("Sankaty Advisors"), all with an address of 111 Huntington Avenue, Boston, Massachusetts 02199, (i) COPS III had sole voting power and dispositive power with respect to 298,600 shares, (ii) COPS IV had sole voting power and dispositive power with respect to 456,642 shares, (iii) COPS IV Offshore had sole voting power and dispositive power with respect to 588,308 shares, (iv) PRO had sole voting power and dispositive power with respect to 201,550 shares, and (v) Sankaty Advisors had sole voting power and dispositive power with respect to 229,900 shares.

(5)
According to a Statement on Schedule 13G filed with the SEC on February 12, 2010, as of December 31, 2009, Wellington Management Company, LLP ("Wellington Management"), a Massachusetts limited liability partnership with an address of 75 State Street, Boston, Massachusetts 02109, had shared voting power with respect to 806,230 shares and shared dispositive power with respect to 1,567,246 shares in its capacity as investment adviser. According to the Schedule 13G, the shares are owned of record by clients of Wellington Management, and no such client is known to have dispositive power with respect to more than five percent of the Company's Common Stock.

(6)
Includes 4,663 shares held by Mr. Matthews. Does not include 3,081 deferred shares not yet vested.

(7)
Includes 10,000 shares issuable to Dr. Alutto upon exercise of outstanding stock options exercisable within 60 days of May 3, 2009. Does not include 5,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(8)
Includes 60,666 restricted shares held by Mr. Crovitz and 31,000 shares issuable to Mr. Crovitz upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 2,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(9)
Does not include 93,255 deferred shares not yet vested.

(10)
Includes 31,000 shares issuable to Mr. Elvey upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 4,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(11)
Includes 35,000 shares issuable to Mr. Fisch upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 4,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(12)
Includes 31,000 shares issuable to Ms. Kasaks upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 4,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(13)
Includes 10,000 shares issuable to Mr. Lipschitz upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 5,000 shares subject to options not yet vested or 3,081 deferred shares not yet vested.

(14)
Includes 3,750 restricted shares held by Ms. Riley. Does not include 8,739 deferred shares not yet vested.

(15)
Includes 96,189 shares issuable to Mr. Rose upon exercise of outstanding stock options exercisable within 60 days of May 3, 2010. Does not include 4,839 deferred shares not yet vested.

(16)
Includes the aggregate number of shares held by all of our non-employee Directors (Norman S. Matthews, Joseph Alutto, Charles Crovitz, Malcolm Elvey, Robert Fisch, Sally Frame Kasaks and Louis Lipschitz) and our executive officers (Jane T. Elfers, Susan Riley and Mark Rose), in each case as of May 3, 2010.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names, ages and titles of all of our executive officers and Directors as of May 14, 2010

NAME	AGE	POSITION
Jane T. Elfers	49	Chief Executive Officer and President, Director
Susan Riley	52	Executive Vice President, Finance & Administration and Chief Financial Officer
Mark L. Rose	44	Senior Vice President, Chief Supply Chain Officer
Norman Matthews	77	Chairman of the Board, Director
Joseph A. Alutto	68	Director
Charles Crovitz	56	Director
Malcolm Elvey	68	Director
Robert Fisch	60	Director
Sally Frame Kasaks	65	Director
Louis Lipschitz	65	Director

Jane T. Elfers has served as a Director and our Chief Executive Officer and President since January 2010. Ms. Elfers' biographical information is set forth on page 8 of this proxy statement.

Susan Riley has served as our Executive Vice President, Finance and Administration since January 2007 and as our interim Chief Financial Officer from January 2007 until December 2007 and again as our Chief Financial Officer beginning in August 2008. In her role as Executive Vice President, Finance and Administration she is our principal financial officer. From April 2006 to January 2007, Ms. Riley served as our Senior Vice President, Chief Financial Officer (in which capacity she was our principal financial officer). From March 2006 to April 2006, Ms. Riley served as our Senior Vice President, Finance. Prior to joining us, from July 2005 to February 2006, Ms. Riley served as the Chief Financial Officer of Klinger Advanced Aesthetics. From February 2004 to April 2005, Ms. Riley served as Senior Vice President and Chief Financial Officer of Abercrombie & Fitch.

Mark Rose has served as our Senior Vice President, Chief Supply Chain Officer since November 2004. Mr. Rose previously served as our Vice President, Merchandising Procurement since 1992.

Norman Matthews has served as a Director of the Company since 2009, as our Chairman of the Board since October 2009 and is a member of the Board's Compensation Committee. Mr. Matthew's biographical information is set forth on page 12 of this proxy statement.

Joseph A. Alutto was appointed as a Director of the Company in May 2008 and is the Chairman of the Board's Nominating and Corporate Governance Committee. Mr. Alutto's biographical information is set forth on page 10 of this proxy statement.

Charles Crovitz has served as a Director of the Company since 2004. Mr. Crovitz served as our Interim Chief Executive Officer from September 2007 to January 2010. Mr. Crovitz's biographical information is set forth on page 11 of this proxy statement.

Malcolm Elvey has served as a Director of the Company since 2002. Mr. Elvey is a member of the Board's Audit Committee and the Board's Nominating and Corporate Governance Committee. Mr. Elvey's biographical information is set forth on page 11 of this proxy statement.

Robert Fisch has served as a Director of the Company since 2004 and is a member of the Board's Compensation Committee. Mr. Fisch's biographical information is set forth on page 8 of this proxy statement.

Sally Frame Kasaks has served as a Director of the Company since 2000, as our lead Director from 2005 to 2009, and as our Acting Chair from January 2007 to October 2009. Ms. Kasaks is Chair of the Board's Compensation Committee and is a member of the Board's Audit Committee. Ms. Kasaks' biographical information is set forth on page 12 of this proxy statement.

Louis Lipschitz was appointed as a Director of the Company in May 2008 and is the Chairman of the Board's Audit Committee and a member of the Board's Nominating and Corporate Governance Committee. Mr. Lipschitz's biographical information is set forth on page 9 of this proxy statement.

Each of our named executive officers (as defined herein) and current executive officers, other than Mark Rose, served within the last two years as officers of one or more of the Company's former subsidiaries operating the Disney Store North American business, which on March 26, 2008, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware and the Canadian subsidiary subsequently filed under the Companies' Creditors Arrangement Act in Toronto, Canada.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section we discuss the objectives of our executive compensation programs, the policies we follow in pursuing those objectives and the material elements of the compensation provided for Fiscal 2009 to our senior executives. Specifically, we describe how we have implemented our compensation policies in determining each material element of the compensation we provided for Fiscal 2009 to the following five individuals who, in accordance with rules of the SEC, were considered, based on their positions during Fiscal 2009, our "named executive officers" ("NEOs"):

  •
  Jane T. Elfers, Chief Executive Officer and President;

  •
  Charles Crovitz, Interim Chief Executive Officer;

  •
  Susan Riley, Executive Vice President, Finance & Administration and Chief Financial Officer;

  •
  Mark Rose, Senior Vice President, Chief Supply Chain Officer; and

  •
  Richard Flaks, former Senior Vice President, Planning, Allocation and Information Technology.

Following this section, we present tabular and narrative information concerning the compensation of each of the NEOs and the terms of their employment and other compensatory arrangements with the Company. The following compensation discussion and analysis should be read together with such additional information.

Our Principal Executive Compensation Policies

The fundamental objective of our executive compensation programs is to attract, retain and motivate the performance of the executive management talent needed to advance both the short-term and long-term interests of our stockholders. We have used the following principles in developing and implementing compensation programs to achieve this fundamental objective.

  •
  Pay for Performance:  We establish each executive's compensation on terms intended to reward his or her individual contribution to the Company's performance and the attainment of the Company's business goals over the short-term and the long-term.

  •
  Competitive Pay:  We design a total compensation package for each executive that is intended to be competitive with the compensation provided to executives with comparable responsibilities at other companies in order to attract and retain executives with the skills and experience needed to achieve our business goals.

  •
  Stockholder Value Creation:  We use equity awards to motivate executives to build stockholder value on a consistent basis over time.

  •
  Clarity:  We use clear and understandable performance objectives in our compensation programs that can be readily assessed by our executives and stockholders.

We applied these principles to determine the main elements we used in our compensation programs: salary, annual cash bonuses, and equity awards. We also provided other commonly offered benefits on terms and conditions that we consider consistent with providing competitive compensation; however, other than Mr. Crovitz's temporary housing allowance described in further detail under "Determination of Fiscal 2009 NEO Compensation—Mr. Crovitz", which was determined to be necessary to secure his services as Interim Chief Executive Officer, none of these other benefits, individually or in the aggregate, were either of the same magnitude as the main elements or material. These other common benefits include relocation assistance and temporary housing allowances, car allowances, 401(k) plan and matching contributions, life insurance, medical insurance, reimbursement of COBRA payments in the event of separation from the Company and perquisite plans. In determining benefits, the Compensation Committee avoids gross-up payments and, although at this time the Company has a minimal amount of gross-up obligations outstanding, is working during Fiscal 2010 to eliminate all existing gross-up arrangements. Additionally, we have provided for severance benefits, usually as part of an employment agreement, where we determined appropriate, including as part of a package of benefits designed to recruit and retain an executive. We entered into change in control severance agreements with all of our current executives and other key employees (other than our Chief Executive Officer and President and our former Interim Chief Executive Officer, for whom certain change in control severance benefits are provided under their employment agreements), as further discussed below. See "Role of Employment and Change in Control Severance Agreements" below and "Compensation Upon Termination of Employment Including After a Change in Control".

We rely heavily on incentive compensation to encourage superior performance. In general, we believe that short-term incentive compensation should be based primarily on achieving specified business goals that further stockholder interests (even where not yet recognized in the price of the Company's Common Stock) and that long-term incentive compensation should correlate with changes in stockholder returns. Consequently, we use annual performance-based cash bonuses to provide short-term incentive compensation and equity awards to provide long-term incentive compensation. We measure our performance historically over time and in comparison to our peer group companies. In addition, we believe that a substantial portion of an executive's compensation should be based on performance factors that management can control.

We strive to achieve an appropriate mix of elements to meet our business objectives, applying our annual bonus and equity-based award programs so as to balance achievement of short-term business goals with value creation for stockholders over the long-term. These elements are intended to work together to attract and retain the top talent needed to advance both the short-term and long-term interests of our stockholders by rewarding exceptional performance sustained over time with a higher level of compensation.

In implementing our executive compensation objectives and principles, we applied the following standards when determining the amounts of compensation of our executives:

  •
  Base compensation (salary and customary benefits) was targeted at the median level for executives having comparable responsibilities at peer group companies, considering variations in size and business complexity as well as unique aspects of the individual's job;

  •
  Annual cash bonuses were based significantly on achievement of our annual business plan goals and were targeted at a level that is at or below the median of executives having comparable responsibilities at peer group companies, and was scaled to produce bonuses at a level at the upper end of such range if superior performance was achieved;

  •
  The potential value of equity awards was targeted contemplating an annualized fair value transfer (at target) approximating the three-year median average for the peer group. The Company's targeted fair value was within 2% of the three year median average for executives with comparable responsibilities at peer group companies and equity awards were designed, taking into account performance vesting and other performance criteria, so as to generate value for executives if the Company achieves its business plan goals and targeted a potential value in line with the top quartile of awards made to executives with comparable responsibilities at peer group companies if the Company exceeded its business plan goals over the performance period; and

  •
  Total potential compensation (i.e., the aggregate of base compensation, cash bonuses and equity awards) was generally targeted in the 50% to 75% quartile of compensation provided to executives with comparable job responsibilities at peer group companies if the Company achieved its business plan goals consistently over time and designed, when taking into account the expected value of equity awards, to produce total compensation in the top quartile if the Company exceeded its business plan goals consistently over time.

In general, in applying these standards we contemplate a level of potential incentive compensation for senior executives, assuming Company performance meets business plan objectives, that would constitute roughly two-thirds of total annual compensation, of which half of total compensation would be in the form of equity awards, with the potential for executives to receive higher total compensation and a higher portion of their total compensation from equity awards as the market value of the Company's Common Stock appreciates.

In general, in determining incentive awards, we review the performance of each executive officer against performance goals we set for the executive and for the Company in connection with the development of our business plans and goals. In particular, in determining annual cash bonuses we consider, as discussed below, satisfaction of objective performance measures for the year determined at the beginning of the year and establish a minimum target level of performance that must be attained by the Company in order for executives to receive any bonus and a target bonus amount (in the form of a percentage of annual salary) that an executive may receive if Company performance meets a pre-established target, with larger bonus amounts possible (subject to a maximum of twice the target bonus amount for each executive) if the target performance measure is exceeded. However, we also take into account other factors in determining annual bonuses. Specific non-quantitative factors affecting compensation decisions for our executive officers include:

  •
  Identified and evolving job responsibilities, including changes in the scope of the executive's responsibilities,

  •
  The degree and quality of an executive's Company-specific, industry and management experience;

  •
  Proven performance over several years;

  •
  Competitive considerations pertinent to the Company's need to retain an executive in light of alternative employment opportunities believed to be available and the compensation practices of other companies; and

  •
  Compliance with, and leadership in motivating employees in general to comply with, Company policies, including our Code of Business Conduct, and good business practices.

We exercise judgment on a discretionary basis in determining the appropriate amount of each type of compensation and the total value of all compensation provided to each executive after considering the relevant performance metrics and these factors.

Peer Group Companies

In order to assess the competitiveness of the Company's compensation practices, we compare our compensation programs, particularly salary, incentive compensation awards and total compensation levels, against companies in the same or similar lines of business and of comparable size. During Fiscal 2009, we used available information on the compensation practices of the following companies in assessing our own practices:

  •
  Abercrombie & Fitch;

  •
  Aeropostale;

  •
  American Eagle;

  •
  Ann Taylor;

  •
  Bon-Ton;

  •
  Charming Shoppes;

  •
  Chico's;

  •
  Dress Barn;

  •
  Gymboree;

  •
  Destination Maternity Corporation (formerly known as Mothers Work);

  •
  Pacific Sunwear of California;

  •
  Phillips Van Heusen;

  •
  Polo Ralph Lauren;

  •
  Talbots; and

  •
  The Men's Wearhouse.

These companies were originally identified as appropriate peer group companies with the assistance of the independent compensation consulting firm retained by the Company to assist it in connection with the development of the 2005 Equity Plan, which is further discussed below. The Compensation Committee regularly reviews the publicly available information about the salary, bonus and equity compensation for executives with comparable job responsibilities at peer group companies determining the compensation levels it uses in setting the main elements of our executive compensation program. We also looked to these companies' practices using Equilar, a leading services firm with products focused on analyzing and benchmarking executive compensation.

Role of the Compensation Committee, the Chief Executive Officer and Other Executives

Each member of the Compensation Committee is independent, in accordance with applicable rules of The NASDAQ Stock Market. For more information about the Compensation Committee's composition, responsibilities and practices, see "Information Regarding the Board of Directors and Committees" above.

The Compensation Committee reviews and recommends to the Board the applicable performance metrics and other terms of the Company's incentive compensation plans and programs for management personnel, determines the total amounts to be awarded each year under such plans and programs, establishes and oversees the implementation of our executive compensation policies and programs, and evaluates the performance of and approves the salary, target annual bonus level, actual annual bonus payments, equity incentive awards and other benefits provided to all executive officers of the Company, as well as other senior management personnel selected by the Compensation Committee. Accordingly, the Compensation Committee approved the compensation for each of our NEOs in Fiscal 2009. The Compensation Committee also reviews and approves the compensation paid to any individual who, in the judgment of the Compensation Committee, is a related person (within the meaning of the SEC rules and regulations), generally applying in determining the matters to review the standards used in the rules of the SEC with respect to the identification of related person transactions (as discussed in "Certain Relationships and Related Transactions" below).

Generally, the Compensation Committee works with the Company's Chief Executive Officer and President, Executive Vice President, Finance and Administration and Senior Vice President, Human Resources in establishing the Company's management compensation policies, plans and programs and in making specific executive compensation decisions. Compensation decisions regarding executive officers, other than the Chief Executive Officer, are made after the Compensation Committee reviews performance evaluations and recommendations with respect to salary adjustments, annual bonuses and incentive awards prepared by the Chief Executive Officer. The Compensation Committee then exercises its discretion in deciding whether or not to modify any such recommended adjustments or awards. The Compensation Committee, along with the other independent members of the Board, determined the Chief Executive Officer and President's compensation package at the end of Fiscal 2009. For a detailed description of Ms. Elfers' compensation package, see "Employment and Severance Agreements with NEOs" below. Compensation decisions with respect to the Company's Chief Executive Officer and President and, where determined by the Compensation Committee, other executive officers are made by the Compensation Committee in executive session (without the participation of any member of management whose compensation is being considered). The Compensation Committee may delegate the granting of certain equity awards pursuant to guidelines adopted by the Compensation Committee to employees other than executive officers or a committee member to a committee of at least three senior officers. See "Other Policies Relating to Executive Compensation" below.

Role of Compensation Consultants and Counsel

Historically the Company has engaged a nationally recognized compensation consulting firm to provide information and analysis to the Company on specified management compensation matters and to act as an independent consultant to the Compensation Committee, reporting to it on the matters on which it is asked to provide advice. From 2004 to 2008 F. W. Cook & Co. provided the Compensation Committee with information, analysis and advice, including the identification of peer group companies and comparison of their compensation practices to those of the Company, in connection with among other items the design and implementation of the Company's 2005 Equity Plan, a comprehensive review to address the retention and appropriate compensation of the Company's executive officers and other key employees. In Fiscal 2009 the Company engaged F.W. Cook & Co. to act as an independent consultant to the Compensation Committee to analyze the compensation arrangements for the Company's current Chief Executive Officer and President as compared to similarly situated executives in the Company's peer group. Although F. W. Cook & Co.'s role in providing these services primarily involved advising the Compensation Committee, the firm also interacted with management to gather relevant data and to assist in the implementation of compensation plans and programs.

In 2010, the Company engaged Hay Group, a nationally recognized compensation consulting firm, to provide information and analysis to the Company on specified management compensation matters and to act as an independent consultant to the Compensation Committee, reporting to it on the matters on which it is asked to provide advice.

When considered appropriate in connection with the design of the Company's compensation programs or other decisions regarding the compensation of the Company's executives, the Compensation Committee has also been advised by outside counsel to the Company and/or counsel to the Compensation Committee.

Role of Employment and Change in Control Severance Agreements

The Compensation Committee has approved the Company entering into employment agreements with executives when it has considered such agreements necessary or appropriate to recruit or retain these executives. In general, such agreements establish an annual salary level subject to increase upon annual review and provide for the executive's participation in the Company's management cash bonus and equity compensation programs but do not provide the specific terms on which bonus or equity grants may be made to the executive, other than to provide in some instances for an initial equity grant and that the executive will be eligible to receive a bonus under our bonus program at a minimum target level. The agreements usually are of indefinite duration, terminable upon advance notice by the executive or the Company. In addition, the agreements provide for severance benefits if the executive's employment is terminated by the Company without cause or by executive for "good reason". For more information on our employment agreements with our NEOs, see "Employment and Severance Agreements with NEOs" below.

In December 2007, in connection with the Board's review of the Company's strategic alternatives, the Compensation Committee recommended, and the Board approved for implementation by the Compensation Committee, the Company entering into with each of our executive officers (other than our Interim CEO) and certain other key employees change in control severance agreements. (Certain change in control severance benefits were provided for our Interim Chief Executive Officer in his employment agreement.) Previously, some of our executive officers were entitled to change in control severance benefits under their employment agreements but others were not. The new agreements were approved as part of a comprehensive program providing certain retention and equity incentives and dealing with severance benefits, which included adoption of a revised severance policy including change in control severance provisions applicable to associates of the Company at the Director and vice president levels on terms similar to those in the agreements entered by the Company with its executive officers. The agreements are intended to achieve the Company's fundamental compensation objectives of retaining executive management talent through competitive pay practices and motivating executives to concentrate on building stockholder value on a consistent basis, as further discussed below. All the agreements are "dual trigger" agreements under which the executive will receive certain severance benefits if, after a change in control (or after announcement but before consummation of a change in control, provided that such change of control is consummated), his or her employment is terminated without cause or by the executive for good reason because of a material change in employment terms. The agreements provide severance benefits that include 150% to 200% of the executive's base salary and target bonus, depending on the executive's seniority with the Company, accelerated vesting of awards made under the 2008 Long-Term Incentive Plan (the "2008 LTIP") discussed below, and certain other benefits. The agreements have a two year duration but automatically renew for successive one year periods unless the Company provides 90 days' notice of its intent to terminate the agreement. For more information on our change in control severance agreements with our current NEOs, see "Employment and Severance Agreements with NEOs" below.

Other Policies Relating to Executive Compensation

Equity Award Policy.    On June 21, 2007, the Board, upon recommendation of the Compensation Committee, adopted a formal Policy Regarding Awards of Equity-Based Incentives to Executive Officers and Other Employees (the "Equity Grant Policy") and in Fiscal 2009, the Board, upon recommendation of the Compensation Committee, amended the Equity Grant Policy to make certain clarifying changes. The Equity Grant Policy applies to all awards by the Company of equity-based compensation to employees and sets forth policies and procedures with respect to granting, reporting, documenting and disclosing awards. The policy is intended to help ensure that all equity awards are made in accordance with applicable laws, are properly accounted for and disclosed, and is otherwise handled in accordance with the Board's intentions and good business practice. Subject to oversight by the Board, the Compensation Committee is charged with supervising the application by management of the Equity Grant Policy.

Under the policy, shares of the Company are to be valued or priced for purposes of all awards, including for purposes of setting the exercise price of options, at not less than the fair market value of the shares on the date the award is granted, determined by the average of the high and low selling price on the date of grant (as required by the 2005 Equity Plan) or, if the shares are not traded on such date, on the most recent trading day. All awards must be approved by the Compensation Committee, which must approve the recipient, the number of shares involved in the award (or a formula for determining the number of shares) and all other material terms before the award is given effect, except that the Compensation Committee may delegate the granting of awards to employees other than executive officers or a committee member to a committee of at least three senior officers. The granting of awards pursuant to such delegation is subject to various limitations provided by the Equity Grant Policy, including the establishment by the Compensation Committee when making a delegation of a maximum number of shares that may be subject to all such awards, and that may be subject to awards made to any one recipient, in any fiscal year. All awards made by the Compensation Committee's delegate must be reported to the Compensation Committee at its next regularly scheduled meeting. All awards shall be on standard terms (subject to variations among recipients in award amounts and vesting schedules) approved by the Compensation Committee, except where otherwise specifically provided by the Compensation Committee, including where the Compensation Committee has specifically delegated the authority to make exceptions to a committee of officers.

The Equity Grant Policy also establishes guidelines as to the timing for granting awards. Awards to executive officers and other senior managers designated by the Compensation Committee are to be made on an annual basis and are to be approved at the meeting of the Compensation Committee most closely preceding or following the first regularly scheduled Board meeting following the filing with the SEC of the Company's Annual Report on Form 10-K, except where made in connection with the hiring or promotion of an executive. Awards to other employees will also be made on an annual basis at or about the same time as awards to executives. Awards will be made at other times only where specifically approved by the Compensation Committee in light of extraordinary circumstances. Under the Equity Grant Policy, awards will be considered granted when approved unless when so approved the grand date is fixed at a future date, which shall not be later than one month after the approval, except that awards made in connection with the hiring or promotion of an executive or other employee will be considered granted on the first business day of the month following approval and the recipient's commencement of employment or promotion and that awards may become effective at a later date where made subject to satisfaction of conditions such as stockholder approval. Actions by the

Compensation Committee regarding awards will generally be made at minuted meetings of the Compensation Committee and may be made by unanimous written consent only in extenuating circumstances, in which event the action by consent will be given effect only after all committee members have signed and dated the consent; "as of" consents will not be used. Awards may be made at a time when the Company has material undisclosed information if the award is scheduled in accordance with the Equity Grant Policy to be made at such time and the timing is not motivated by an intention to improperly use such information for the benefit of a recipient.

The Equity Grant Policy also establishes requirements governing the reporting and documentation of awards, including requirements for the prompt reporting of all granting actions to members of the Company's Legal and Accounting Departments who are specifically designated as responsible for supervising the administration of awards. In addition, awards once approved by the Compensation Committee or its delegate may not be modified (other than to reflect correction of a clerical error) unless such modification is approved in the same manner as required for the granting of a new award.

The requirements and guidelines established by the Equity Grant Policy are subject to waiver or modification from time to time by action of the Compensation Committee (but not its delegate) or the Board. On March 4, 2009, at the recommendation of the Compensation Committee, the Board modified the Equity Grant Policy to clarify that (i) shares of the Company's Common Stock underlying awards granted in accordance with the Equity Award Policy shall be valued or priced at a price set by the Compensation Committee or its delegate which is not less than the fair market value of the shares on the date on which the award is granted, as such fair market value is measured in accordance with the terms of the relevant plan, (ii) if annual awards are not made to any of the executive officers of the Company for any year, other employees shall not be prohibited from receiving annual awards for such year and (iii) awards made in connection with a new hire, promotion, or the assignment of additional responsibilities to an existing employee, shall be considered granted on the first business day of the fiscal month following the fiscal month in which such recipient's employment or promotion or assignment of new responsibilities commenced.

Recovery of Compensation Upon a Restatement.    The Company has not established a policy with respect to the recovery or other adjustment of compensation to be provided to executives or other employees in the event of a restatement of its financial statements. Under certain circumstances, the Company may, in the future, have the right or the duty to adjust compensation before it is paid, or to recover compensation after it is paid, to its then NEOs. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to a material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our Chief Executive Officer and Chief Financial Officer must reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. In the event of any future restatement, we will rely on an evaluation by the Board, after receiving advice of counsel, as to whether the circumstances giving rise to any restatement of the Company's financial statements, including the requirements of Section 304, warrant the Company seeking to recover any compensation from executives or other employees.

Elements of Compensation

General

The compensation packages we provide our NEOs are designed to generate total compensation at levels that are sufficient in light of competitive considerations to attract and retain executives with the skills and experience required for the successful conduct of the Company's business and that reflect the performance of the executive and the Company's business performance, financial results and stock performance over time. To achieve our executive compensation objectives and in applying our compensation policies, we used for Fiscal 2009 primarily three forms of compensation:

  •
  base salary;

  •
  a performance-based annual cash bonus, with objective components; and

  •
  long-term equity-based incentives in the form of performance share and deferred share awards.

Base Salary

The Compensation Committee sets annual salaries at a level designed to attract and retain superior leaders. An annual salary is agreed upon when an executive is hired, as part of the recruitment process and taking into account the specific competitive factors regarding the candidate and general competitive factors as reflected in salary and total compensation levels for persons with similar job responsibilities at peer group companies, determined based on publicly available information compiled by the Company's Human Resources Department. When an annual salary is set forth in an agreement, it is usually established as a minimum and is subject to annual review and adjustment. Generally, the Compensation Committee sets the salary of each NEO at the beginning of the year as part of its annual review of the executive's compensation package and considering his or her performance during the previous year. In Fiscal 2009 the annual salary for Ms. Elfers was determined pursuant to negotiated agreement. Due to the variation in the number of pay periods during a fiscal year, the salary amounts reflected on the Summary Compensation table below and shown in prior years may vary slightly from the annual salary levels established for the executives.

In setting an executive's salary, the Compensation Committee considers the executive's scope of responsibilities (including changes in responsibility made during the year or slated to be made), his or her expertise in matters pertinent to the Company, the executive's level of experience with the Company, in its industry and with business affairs and the executive's performance over several years, and also benchmarks salary levels and total compensation against the salary and total compensation of executives with similar job responsibilities at our peer group companies, using information from publicly available sources, including Equilar, and third party surveys. Historically, the Compensation Committee has targeted each executive's salary to be within the 50% to 75% quartile of salaries of executives with comparable responsibilities at peer group companies, considering variation in size and business complexity among the peer group companies.

Annual Cash Bonuses

  2007 Bonus Plan and Supplemental Bonus Program

The 2007 Bonus Plan provides for annual performance-based cash bonuses for members of management selected by the Compensation Committee in amounts that are to be determined (subject to the Compensation Committee's discretion to reduce such amounts) based upon the attainment of any of a variety of objective performance criteria to be established by the committee in the first quarter of the year. Bonuses payable under the 2007 Bonus Plan are intended to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") even where the annual compensation to an executive exceeds $1 million.

The Supplemental Bonus Program is intended to provide a framework for the granting of bonuses based on factors that cannot be considered under the 2007 Bonus Plan including the Compensation Committee's assessment of the performance of an individual employee or extraordinary contributions made to the Company. It provides an individualized performance-based bonus opportunity for those employees selected by the Compensation Committee to participate in the program for a fiscal year. Under the program, an individual target bonus amount will be established by the Compensation Committee for a participating employee and will be payable only if (i) a minimum score is achieved on the employee's individual performance review, which is scored from 0 to 5.0, and (ii) a threshold objective company (or divisional) performance target is achieved for the fiscal year. No individual performance component is paid to any bonus-eligible employee who does not achieve a minimum score of 3.0 on his or her annual performance review. Additional performance criteria may be established by the Compensation Committee. The actual bonus earned by an eligible employee under the Supplemental Bonus Program may be less than, or greater than, the target bonus amount depending upon the extent to which the applicable performance targets are met or exceeded and any additional factors the Compensation Committee determines to take into account in making bonus determinations under the program. Bonuses payable under the Supplemental Bonus Plan will not qualify under Section 162(m) of the Code.

  2009 Bonus Program

After considering the Company's performance and the Company's completion of its review of strategic alternatives, the Compensation Committee determined that measuring management based on the operating income performance metric was sufficient to focus management on achieving both sales objectives and expense control. Accordingly, on March 4, 2009, the Compensation Committee selected annual operating income (subject to adjustments provided by the 2007 Bonus Plan) as the objective performance measure to be used in the Company's annual cash bonus program for Fiscal 2009, such measure to be determined based solely on Fiscal 2009 performance.

Consistent with the 2007 Bonus Plan's provisions, each NEO's bonus opportunity for Fiscal 2009 was based on a target bonus amount that is a percentage of the NEO's annual salary and a range of operating income targets that the Compensation Committee believed, if achieved, would support awarding bonuses to the NEOs (and other bonus plan participants) under the plan for Fiscal 2009. In 2009 the Company achieved such level of operating income resulting in a payout of 92.5% of each NEO's individual performance target amount.

  2010 Bonus Program

Consistent with the 2007 Bonus Plan's provisions, each NEO's bonus opportunity for Fiscal 2010 is based on a target bonus amount that is a percentage of the NEO's annual salary payable upon achievement of a range of operating income targets that the Compensation Committee believes will support awarding bonuses to the NEOs (and other bonus plan participants) under the plan for Fiscal 2010. If the Company achieves operating income of less than 90% of an operating income target determined by the Compensation Committee for Fiscal 2010, then each NEO other than Ms. Elfers will receive no bonus under the plan. Each NEO, including Ms. Elfers, will receive 100% of his or her individual performance target amount if the Company achieves operating income of 100% of his or her target performance goal as previously determined by the Compensation Committee. In addition, each NEO, including Ms. Elfers, will receive 200% of his or her individual performance target amount if the Company achieves operating income of 115% of his or her target performance goal as previously determined by the Compensation Committee.

For Fiscal 2010, the Compensation Committee has not established target bonus amounts for the Company's executives under the Supplemental Bonus Program and executives are currently eligible to receive a bonus only under the 2007 Bonus Plan. The Compensation Committee nevertheless has retained discretion to award a bonus for Fiscal 2010 to any executive or other employee if it determines that doing so is warranted in the best interests of the Company.

Equity Based Incentive Awards

  General

A significant portion of the executive compensation we provide is in the form of equity-based incentive awards. We currently provide performance share awards, deferred share awards and in a few instances restricted stock grants, each as further discussed below. In 2005 the Board and stockholders approved the 2005 Equity Plan, under which equity incentives in a variety of forms, including awards of conditional rights to receive shares either upon, among other conditions, the expiration of a period of employment ("deferred share awards") or satisfaction of individual or Company performance measures along with expiration of a period of employment ("performance share awards"), as well as stock options and restricted stock grants, may be awarded. Under the 2005 Equity Plan, awards for a maximum of 2,000,000 shares of Common Stock may be made. As discussed further below, in connection with the adoption of the 2005 Equity Plan the Compensation Committee determined, after considering the accounting aspects of granting the different types of awards, that the Company would generally favor granting deferred share or performance share awards rather than stock option awards.

  2008 Deferred Share Awards and Performance Share Awards

During the fourth quarter of Fiscal 2007, the Compensation Committee recommended to the Board, and the Board approved, a multi-year equity incentive program, the 2008 Long Term Incentive Plan ("2008 LTIP") for NEOs and other key employees. The 2008 LTIP provides for two types of awards, deferred share awards, which vest based on continued employment over the period 2008 through 2010, and performance share awards, which are conditioned on satisfaction of certain objective performance measures for the 2008 through 2010 period as well as continued employment.

The awards made under the 2008 LTIP are intended to further our policy of utilizing equity-based incentives in order to retain and incentivize key management talent. The deferred share element of the 2008 LTIP was intended to retain the award recipients, including the recipient NEOs, by providing a minimum level of equity-based compensation for each fiscal year from Fiscal 2008 through Fiscal 2010 conditioned upon continued employment, as well as to provide incentives to promote the long-term value of the Common Stock. The performance share element of the 2008 LTIP was intended to incentivize the award recipients to achieve the performance goals set for the award, which are based on the Company's operating income (subject to certain adjustments) and which we believe, if achieved, will promote the long-term appreciation of the value of our stock, as well as to reward continued employment. The 2008 LTIP awards to NEOs were determined taking into account competitive (including retention) considerations, the nature and level of the equity awards and total compensation levels provided executives of peer group companies with comparable job responsibilities and the other standards for setting incentive compensation discussed above, including the executive's prior performance and compensation level in previous years.

Based on the Company's performance during Fiscal 2008 and Fiscal 2009, the executives participating in the 2008 LTIP earned 100% of the performance share awards attributable to Fiscal 2008 and Fiscal 2009. In addition, the executives participating in the 2008 LTIP have the potential to earn an additional 100% of the performance share awards attributable to Fiscal 2008 and 80% of the performance share awards attributable to Fiscal 2009 if the cumulative three year operating income target is achieved for Fiscal 2008, Fiscal 2009 and Fiscal 2010. Under the 2008 LTIP, 100% of the performance share awards earned for Fiscal 2008 and Fiscal 2009 will be delivered to the executive on the delivery date following the end of Fiscal 2010. So long as the executive remains employed with the Company until the delivery date, these shares are not subject to forfeiture.

Other Benefits

  401(k) Plan

The Company has adopted The Children's Place 401(k) Savings Plan (the "401(k) Plan"), which qualifies under Section 401(k) of the Code. The 401(k) Plan is a defined contribution plan established to provide retirement benefits for all employees who have completed 90 days of service with the Company. The 401(k) Plan is employee funded up by an annual amount elected by the employee that is limited to the maximum amount provided by the Code, and also provides for the Company to make matching contributions to the 401(k) Plan. Company matching contributions for non-highly compensated employees, as defined in the Code, are equal to 100% of the employee's contribution up to 3% of compensation plus 50% of the employee's contribution between 3% and 5% of compensation. Matching contributions for non-highly compensated employees are immediately vested. Company matching contributions for highly compensated employees, as defined in the Code, are equal to the lesser of 50% of the employee's contribution or 2.5% of the employee's covered compensation. Matching contributions for highly compensated employees vests over five years.

  Life Insurance

All of our NEOs, including our former Chief Executive Officer, received life insurance coverage under a program that is generally available to all employees.

  Perquisites

We provide our Chief Executive Officer and President with an automobile and driver and reimburse our Chief Executive Officer and President for the premium cost (in the aggregate, not to exceed $35,000 per year) of supplemental life insurance and long-term disability insurance (in the aggregate, not to exceed $25,000 per year). In addition, we provided our Interim Chief Executive Officer with (or reimburse him for) car service to/from Manhattan to the Company's offices on an as-needed and reasonable basis.

The Compensation Committee reviews at least annually the perquisites provided to our NEOs. Costs associated with perquisites are included in the "All Other Compensation" column in the "Summary Compensation Table" below.

Accounting and Tax Considerations

We consider the accounting and tax consequences of our compensation programs on both employees and the Company. The principal consideration regarding accounting consequences relates to the different accounting treatment of options and other forms of awards, as discussed above under "Elements of Compensation—Equity Based Incentive Awards." With regard to tax considerations, we focus primarily on the effects of Sections 162(m), 280G (and the related provision of Sections 4999) and 409A of the Code.

Section 162(m) bars corporations from deducting compensation in excess of $1 million per year paid to certain executive officers unless the compensation satisfies certain requirements. Excluded from the $1 million limitation is compensation that, among other tax code requirements, meets pre-established performance criteria of a nature that has been approved by stockholders. The Company's objective is to structure our compensation programs to permit the deductibility under Section 162(m) of the incentive compensation we provide our executives to the extent consistent with the efficacy of the programs, but the Compensation Committee retains the flexibility to provide compensation that may not be tax deductible when it determines that doing so is in the Company's best interests.

Bonuses paid pursuant to the 2007 Bonus Plan are intended to qualify for deduction under Section 162(m) and stockholder approval of the plan was necessary in order for bonuses paid under the plan to qualify for deduction under Section 162(m) where the salary and other annual compensation of an executive officer that is not qualified performance-based compensation under Section 162(m) exceeds $1 million. At the time the 2007 Bonus Plan was approved by the Company's stockholders, the Compensation Committee and the Board also approved the Supplemental Bonus Program, which provides a framework for the award of bonuses based on criteria that do not qualify under Section 162(m). Accordingly, if bonuses are paid under the Supplemental Bonus Program, they will not qualify for deduction under Section 162(m).

Section 280G imposes in certain circumstances an excise tax and certain other unfavorable tax results on certain payments or benefits made to certain executives in connection with a change in control of the Company if the aggregate amount of such payments, after certain exclusions, exceeds a certain level, which, subject to certain qualifications, depends principally on the executive's average annual taxable compensation from the Company over the five years preceding the change of control. Under Section 280G, as applied to amounts potentially payable by the Company, the bulk of such payments would not be deductible to the Company. The compensation payable by the Company to some of its NEOs in connection with a change of control of the Company as discussed below could reach the level where such excise tax or loss of deductibility would apply. As discussed below, certain change in control severance agreements with our executive officers and certain other key employees provide for a "modified gross-up" of the "golden parachute" excise tax imposed by Section 4999 of the Code. Under this provision, the executive's benefits will be reduced to $1 below the golden parachute threshold if payments contingent upon a change of control are not at least 15% higher than the threshold that triggers the excise tax, and, otherwise, the excise tax (if any) will be grossed-up such that the executive's after-tax position will be the same as if the excise tax did not apply.

Section 409A imposes in certain circumstances an excise tax and certain other unfavorable tax results on certain payments that are considered deferred compensation but that do not satisfy the requirements of Section 409A. The Company believes that it has no deferred compensation arrangements with any of its executive officers or other employees that are subject to Section 409A that do not meet its requirements, and is under no obligation to any employee to make him or her whole against the application of Section 409A.

Determination of Fiscal 2009 NEO Compensation

Discussed below are the compensation decisions we made with regard to Fiscal 2009 compensation of each of the NEOs. Each of the principal elements of our executive compensation programs (salary, annual bonus and equity awards, as well as retention awards) is addressed where applicable. Except as specified below, the NEOs did not receive any other material element of compensation and each of them received only the additional benefits and perquisites discussed above and in the "Summary Compensation" table below. When the Company has a contractual obligation pursuant to an employment agreement with the NEO and this was a factor in the Compensation Committee's decision-making, this factor is discussed.

Generally, the Compensation Committee will determine the annual salary level for each NEO in the spring of the fiscal year in connection with his or her annual performance review. In making decisions about Fiscal 2009 compensation of each NEO, the Compensation Committee applied the policies and standards discussed above and determined that the salary, annual bonus, equity awards and total compensation of the NEO was appropriate, in furtherance of the objectives of our compensation policies and programs and in the best interest of the Company and its stockholders. In making these compensation decisions the Compensation Committee took into account the performance of the Company and the executive (where applicable) in previous years, the executive's experience and expertise and competitive (including retention) considerations, assessed principally in relation to our practice of benchmarking our executives' compensation to that provided executives with comparable responsibilities at the peer group companies identified above.

In connection with an amendment to his employment agreement in Fiscal 2009 the Compensation Committee and the Board approved an additional restricted stock award to secure Mr. Crovitz's services as Interim Chief Executive Officer until the appointment of a permanent Chief Executive Officer.

During Fiscal 2009 the Compensation Committee approved the compensation arrangements for the newly hired Chief Executive Officer and President, which included a performance-based cash bonus award for Fiscal 2010 pursuant to the Company's annual bonus plan. Additionally during Fiscal 2009, the Compensation Committee awarded the Executive Vice President, Finance and Administration and Chief Financial Officer a special bonus in recognition of her past contributions to the Company and in order to secure her future services to the Company.

Ms. Elfers

Beginning January 4, 2010, Ms. Elfers commenced serving as our Chief Executive Officer and President. On December 11, 2009, the Company entered into an employment agreement with Ms. Elfers for a term expiring on January 31, 2013, automatically renewable for successive one-year terms thereafter unless the Company or Ms. Elfers gives written notice to the other party at least 90 days prior to the expiration of the then-current term of its or her intent to not renew the term. Pursuant to the agreement, Ms. Elfers was paid $57,692 during Fiscal 2009 based on an annual salary of $1 million, in accordance with the Company's normal payroll practices. For details on the terms of Ms. Elfers' employment agreement, see "Employment and Severance Agreements with NEOs" below. Under the terms of her employment agreement, Ms. Elfers will be eligible to receive a performance-based cash bonus award for Fiscal 2010 pursuant to the Company's annual bonus plan. Ms. Elfers received no bonus payment for Fiscal 2009. Ms. Elfers' target bonus for Fiscal 2010 is $1 million and is based on the same performance criteria and other terms applicable to other senior executives, provided that Ms. Elfers will receive an annual bonus of no less than $1 million for Fiscal 2010.

During Fiscal 2009, Ms. Elfers received under our 2005 Equity Plan a deferred stock award of 93,255 shares of Common Stock, one-third of such shares shall vest on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers is employed by the Company on the respective vesting dates. On January 4, 2010, Ms. Elfers also received under our 2005 Equity Plan a performance stock award pursuant to which she will be entitled to receive 62,170 shares of Common Stock if the Company achieves operating income equal to her target performance goal as set forth in her employment contract. Under the award, Ms. Elfers may earn up to 124,340 shares of Common Stock if the Company achieves operating income of 115% of her target performance goal as set forth in her employment agreement.

Pursuant to Ms. Elfers' employment agreement, the Company provides her with an automobile and driver and reimburses her for the premium cost (in the aggregate, not to exceed $35,000 per year) of supplemental life insurance and long-term disability insurance (in the aggregate, not to exceed $25,000 per year). Pursuant to the terms of her employment agreement, Ms. Elfers was reimbursed $7,399 in life insurance costs during Fiscal 2009.

For more detail on Ms. Elfers' compensation for Fiscal 2009, see the "Summary Compensation" table and for more information on her employment agreement see the "Employment and Severance Agreements with NEOs" below.

Mr. Crovitz

On January 4, 2010, Mr. Crovitz concluded his term serving as our Interim Chief Executive Officer. Mr. Crovitz had served as our Interim Chief Executive Officer since September 26, 2007. On March 13, 2008, the Company entered into an employment agreement with Mr. Crovitz, which superseded the employment term sheet agreed upon by the Company and Mr. Crovitz on November 20, 2007. The employment agreement was subsequently amended on December 31, 2008 for the purpose of complying with the Code 409A, and on February 5, 2009 and December 30, 2009 for the purpose of extending Mr. Crovitz's term of employment. The initial term of the agreement was from September 26, 2007 until the earlier of (i) the end of Fiscal 2008 or (ii) the selection and commencement of service of a permanent Chief Executive Officer, but was ultimately extended to January 4, 2010. Pursuant to the agreement, Mr. Crovitz was paid $942,308 during Fiscal 2009 based on an annual salary of $1 million, payable in accordance with the Company's normal payroll practices. For details on the terms of Mr. Crovitz's employment agreement, see "Employment and Severance Agreements with NEOs" below. Under his employment terms during Fiscal 2009, Mr. Crovitz was entitled to participate in our annual management bonus program in which other senior executives could participate. Mr. Crovitz's target bonus for Fiscal 2009 was $1 million and his bonus was based on the same performance criteria and other terms applicable to other senior executives including payment of any bonus earned at the beginning of Fiscal 2010, but without a requirement for continued employment at the time of payment. Mr. Crovitz earned $923,288 under the bonus program in Fiscal 2009.

In February 2009, in connection with the extension of his employment agreement, Mr. Crovitz received under our 2005 Equity Plan, an additional restricted stock award of 41,551 shares of Common Stock, which shall vest as to 1/36th of the restricted shares on the last day of each calendar month, commencing with February 2009 and continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director, subject to the terms of a restricted stock award agreement. Mr. Crovitz also received under the 2005 Equity Plan an additional restricted stock award of 13,850 shares of Common Stock, which vests as to 7/36th of the restricted shares on September 1, 2009 and as to 1/36th of the restricted shares on the last day of each calendar month, and continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director, provided that the Board elected to extend Mr. Crovitz's employment beyond August 31, 2009 and subject to the other terms of a restricted stock award agreement. On July 31, 2009 the Board made such election.

Pursuant to the terms of his employment agreement, Mr. Crovitz received $404,774 in housing allowance, furniture rental and relocation transportation costs (including gross up payments) during Fiscal 2009.

For more detail on Mr. Crovitz's compensation for Fiscal 2009, see the "Summary Compensation" table and for more information on his employment agreement see the "Employment and Severance Agreements with NEOs" below.

Ms. Riley

During Fiscal 2009, Ms. Riley served as our Executive Vice President, Finance and Administration and Chief Financial Officer. In accordance with the terms of the employment agreement with Ms. Riley effective as of February 4, 2007, Ms. Riley's salary for Fiscal 2009 was $534,200, an increase of 1.75% from her salary of $525,000 for Fiscal 2008. On March 19, 2010, the Compensation Committee increased Ms. Riley's salary to $555,600, an increase of 3.85% from Fiscal 2009. Under the terms of her employment agreement, Ms. Riley is entitled to participate in our incentive programs on a basis no less favorable than provided for any other executive officer other than the Chief Executive Officer but not for any specific incentive compensation level, except that she was eligible for an incentive bonus on the terms of our incentive bonus program in Fiscal 2009 of at least 50% of her annual salary.

Based upon the factors described above, Ms. Riley's target bonus amount under the 2009 bonus program remained at 50% of her annual salary rate, which was unchanged from the 2007 bonus program. Ms. Riley earned a bonus for her services during Fiscal 2009 of $247,067.

Effective January 20, 2010, the Company and Ms. Riley entered into a letter agreement awarding Ms. Riley a special bonus in recognition of her past contributions to the Company and in order to secure her future services to the Company. Pursuant to the letter agreement, Ms. Riley received a payment of $1 million on March 31, 2010, and will receive an additional payment of $1 million if she remains employed by the Company through March 31, 2011.

Under the terms of Ms. Riley's 2008 LTIP performance share award in respect of Fiscal 2009, Ms. Riley earned 8,740 performance shares for Fiscal 2009, contingent upon her continued service to the Company through the delivery date January 28, 2012 ("Fiscal 2011"). In addition, Ms. Riley may earn an additional 6,992 shares for Fiscal 2009 if the Company achieves the three year cumulative operating income target for Fiscal 2008, Fiscal 2009 and Fiscal 2010.

For more detail on Ms. Riley's compensation for Fiscal 2009, see the "Summary Compensation" table and for more information on her employment agreement see the "Employment and Severance Agreements with NEOs" below.

Mr. Flaks

Mr. Flaks was terminated by the Company from his position as Senior Vice President, Planning, Allocation and Information Technology on August 4, 2009. The Company had not entered into an employment agreement with Mr. Flaks. In connection with his termination, the Company entered into a severance agreement with Mr. Flaks pursuant to which he became entitled to receive a severance payment of $499,100, payable in bi-weekly installments beginning immediately upon his termination ($95,981 of which was paid in Fiscal 2009), and a pro-rated bonus payment of $101,500 which was paid in December 2009. In consideration for such payments, and under the terms of the severance agreement, Mr. Flaks is subject to certain non compete terms and is precluded from soliciting Company employees.

Prior to his termination, Mr. Flaks' annual salary was $449,100 during Fiscal 2009, an increase of 1.75% from his salary of $490,500 for Fiscal 2008, $262,987 of which he received prior to his termination. Mr. Flaks' compensation, which the Compensation Committee set in Fiscal 2008, was consistent with its salary policies described above.

Upon his termination, Mr. Flaks forfeited his interest in his 2008 LTIP performance share awards pursuant to the terms of the 2008 LTIP.

For more detail on Mr. Flaks' compensation for Fiscal 2009, see "Summary Compensation" below and for more information on his employment terms see the "Employment and Severance Agreements with NEOs" below.

Mr. Rose

The Company has not entered into an employment agreement with Mr. Rose. Mr. Rose's annual salary was $443,600 during Fiscal 2009, which was an increase of 1.75% from his salary of $436,000 in Fiscal 2008. On March 19, 2010, the Compensation Committee increased Mr. Rose's salary to $454,700, an increase of 2.44% from Fiscal 2009. Mr. Rose's compensation was consistent with the salary policies described above.

Based upon the factors described above, Mr. Rose's target bonus amount under the 2009 bonus program remained at 40% of his annual salary rate, which was unchanged from the 2008 bonus program. Mr. Rose earned a bonus for his services during Fiscal 2009 of $164,132.

Under the terms of Mr. Rose's 2008 LTIP performance share award in respect of Fiscal 2009, Mr. Rose earned 4,839 performance shares for Fiscal 2009 contingent upon his continued service to the Company through the delivery date following Fiscal 2010. In addition, Mr. Rose may earn an additional 3,871 shares for Fiscal 2009 if the Company achieves the three year cumulative operating income target for Fiscal 2008, Fiscal 2009 and Fiscal 2010.

For more detail on Mr. Rose's compensation for Fiscal 2009, see "Summary Compensation" below and for more information on his employment terms see the "Employment and Severance Agreements with NEOs" below.

Compensation Upon Termination of Employment Including After a Change in Control

We have entered into employment and/or severance agreements with certain of our NEOs, other executives and other key employees that require us to make payments and provide various benefits in the event of the termination of his or her employment, including a termination of employment occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We have often found such provisions necessary in order to recruit key employees. We also believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company's business objectives in circumstances where a change in control of the Company becomes imminent. In general, the provisions we use with regard to change in control situations are "double trigger" in nature, that is, in order for severance benefits to be available both a change in control must have occurred (or based on events that have occurred must be imminent) and the individual's employment must be terminated by the Company or their position changed materially or their compensation reduced materially. However, with respect to equity incentive awards, occurrence of a change in control alone will accelerate the vesting of the award, in light of the significance which a change in control may have on the Company's prospects and the changed employee incentive situation that may result.

The severance provisions of the employment agreements of each of Ms. Elfers and Ms. Riley provide for severance payments and other benefits upon termination of employment by the Company without cause or by the executive for "good reason." In the case of Ms. Elfers, under her employment agreement, additional benefits are provided upon a termination of employment in connection with a change in control. Ms. Riley and Mr. Rose each entered into separate change in control severance agreements in December 2007 (as well as other executives and certain other key employees), which are described below, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. (In Ms. Riley's case, this agreement superseded the change in control provisions that were in her employment agreement.) Each of Ms. Elfers' and Ms. Riley's employment agreements also provide for certain severance benefits, including acceleration of vesting of equity awards, upon death or disability. Other than in a change in control situation, severance benefits for Mr. Rose are governed by the Company's severance policy, as applicable to members of senior management. For a summary of the terms of the Company's employment and severance agreements with the NEOs and relevant severance policy, see "Employment and Severance Agreements with NEOs" below. For further information regarding the possible payments under certain of these agreements in the event of a termination of employment and/or the occurrence of a change in control, see "Summary of Potential Payments Upon Termination of Employment or Change in Control" below.

The Compensation Committee has determined that the severance arrangements provided Ms. Elfers and Ms. Riley in connection with their employment agreements and the change in control provisions of Ms. Elfers' employment agreement, the change in control severance agreements entered with Ms. Riley and Mr. Rose (as well as other executives and certain other key employees) and the other severance benefits for which Mr. Rose may be eligible in other circumstances are appropriate in order to recruit and retain these individuals, taking into account the Company's other compensation arrangements with them, and, in general, provide benefits comparable to those provided for comparable situations by peer group companies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on this review and discussion, the Compensation Committee recommended to the Company's Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for Fiscal 2009 and in this proxy statement.

Submitted by the Compensation Committee

Sally Frame Kasaks (Chair)
Robert Fisch
Norman Matthews

2009 Named Executive Officer Compensation

The following table summarizes in tabular form the compensation for each of Fiscal 2007, Fiscal 2008 and Fiscal 2009 for each of our Chief Executive Officer and President (who is a principal executive officer), our Executive Vice President, Finance and Administration and Chief Financial Officer (who is a principal executive officer and a principal financial officer), and our Senior Vice President, Chief Supply Chain Officer, all of whom were employed by us on January 30, 2010, and our former Interim Chief Executive Officer and our former Senior Vice President, Planning, Allocation & Information Technology, each of whom was employed by us during part of Fiscal 2009.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY (1)	BONUS		STOCK AWARDS (2)	OPTION AWARDS (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION (4)	ALL OTHER COMPENSATION		TOTAL
Jane T. Elfers	2009	$57,692	$—		$5,112,705	$—	$—	$12,591	(6)	$5,182,988
Chief Executive Officer and President (5)	2008	—	—		—	—	—	—		—
	2007	—	—		—	—	—	—		—
Charles Crovitz	2009	942,308	—		1,180,383	—	923,288	409,215	(8)	3,455,194
Former Interim Chief Executive Officer (7)	2008	1,000,000	—		—	—	2,000,000	519,496	(9)	3,519,496
	2007	338,462	—		999,985	71,211	—	98,539	(10)	1,508,197
Susan Riley	2009	534,200	214,000	(11)	—	—	247,067	6,124	(12)	1,001,391
Executive Vice President, Finance & Administration	2008	529,196	188,949	(13)	971,306	—	534,200	4,109	(14)	2,227,760
	2007	522,596	73,551	(13)	1,355,043	—	—	504	(15)	1,951,694
Mark Rose	2009	443,600	—		—	—	164,132	14,124	(16)	621,856
Senior Vice President, Chief Supply Chain Officer	2008	439,574	156,918	(17)	537,765	—	354,880	13,988	(18)	1,503,125
	2007	430,462	61,082	(17)	436,017	—	—	14,147	(19)	941,708
Richard Flaks	2009	262,987	—		—	—	—	208,231	(20)	471,218
Former Senior Vice President, Planning,	2008	494,497	176,533	(21)	—	—	399,280	6,254	(22)	1,076,564
Allocation & Information Technology	2007	484,269	68,717	(21)	163,501	—	—	6,213	(23)	722,700

(1)
Includes amounts deferred under our 401(k) savings plan.

(2)
Amounts shown relate to restricted stock awards, as well as deferred stock awards and performance awards. The stock award grant date fair value is determined in accordance with "Compensation—Stock Compensation" topic of the Financial Accounting Standards Board's Accounting Standards Codification based on the number of shares probable of vesting multiplied by the average of the high and low selling price of our Common Stock on the grant date. Included in Ms. Elfers' awards are 62,170 of performance shares which are considered probable of vesting and have a grant date fair value of $2,045,082. The maximum number of shares that can possibly vest are 124,340 and have a grant date fair value of $4,090,164. Included in Ms. Riley's awards for Fiscal 2008 are 46,330 of performance shares which are considered probable of vesting and have a grant date fair value of $971,306. The maximum number of shares that can possibly vest are 50,691 and have a grant date fair value of $1,062,738. Included in Mr. Rose's awards for Fiscal 2008 are 25,651 of performance shares which are considered probable of vesting and have a grant date fair value of $537,765. The maximum number shares that can possibly vest are 28,065 and have a grant date fair value of $588,387. For more information see Note 4—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K on March 26, 2010.

(3)
Stock option grant date fair value is determined in accordance with "Compensation—Stock Compensation" topic of the Financial Accounting Standards Board's Accounting Standards Codification based on the number of options granted multiplied by the fair value of the options on the grant date. The fair value of our stock options is determined using a Black-Scholes pricing model. For more information, see Note 4—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K on March 26, 2010.

(4)
Amounts shown are bonuses earned in accordance with the annual bonus plan approved by the Compensation Committee at the beginning of each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

(5)
Ms. Elfers commenced serving as our Chief Executive Officer and President on January 4, 2010.

(6)
Amount shown includes $5,192 for a driver and $7,399 in insurance premiums paid by us with respect to life insurance for the benefit of Ms. Elfers.

(7)
Mr. Crovitz served as our Interim Chief Executive Officer from September 26, 2007 until January 4, 2010.

(8)
Amount shown includes $404,774 for temporary housing, furniture rental and related income taxes, $3,721 in matching contributions under the 401(k) Plan and $720 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Crovitz.

(9)
Amount shown includes $515,891 for temporary housing, furniture rental and related income taxes, $2,885 in matching contributions under the 401(k) Plan and $720 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Crovitz.

(10)
Amount shown includes $97,819 for temporary housing and related income taxes and $720 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Crovitz.

(11)
On January 20, 2010 the Compensation Committee approved a $2 million special bonus in recognition of Ms. Riley's past contributions to the Company and in order to secure her future service to the Company, $1 million to be paid to Ms. Riley on March 31, 2010 and $1 million to be paid to Ms. Riley on March 31, 2011. Amount shown represents the pro-rated portion applicable to service in Fiscal 2009.

(12)
Amount shown consists of $513 in insurance premiums paid by us with respect to life insurance for the benefit of Ms. Riley and $5,611 in matching contributions under the 401(k) Plan.

(13)
On December 5, 2007, the Compensation Committee approved a $262,500 retention award to be paid to Ms. Riley on June 30, 2009. Amounts shown represent the pro-rated portion applicable to service in each of Fiscal 2008 and Fiscal 2007.

(14)
Amount shown consists of $513 in insurance premiums paid by us with respect to life insurance for the benefit of Ms. Riley and $3,596 in matching contributions under the 401(k) Plan.

(15)
Amount shown represents insurance premiums paid by us with respect to life insurance for the benefit of Ms. Riley.

(16)
Amount shown consists of $426 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Rose, $5,698 in matching contributions under the 401(k) Plan, and $8,000 in car allowance.

(17)
On December 5, 2007, the Compensation Committee approved a $218,000 retention bonus to be paid to Mr. Rose on June 30, 2009. Amounts shown represent the pro-rated portion of this award applicable to service in each of Fiscal 2008 and Fiscal 2007.

(18)
Amount shown consists of $8,000 in car allowance, $426 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Rose and $5,572 in matching contributions under the 401(k) Plan.

(19)
Amount shown consists of $8,000 in car allowance, $418 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Rose and $5,729 in matching contributions under the 401(k) Plan.

(20)
Amount shown includes $279 in insurance premiums paid by us with respect to life insurance for the benefit of the executive, $4,685 in matching contributions under the 401(k) Plan, $197,481 paid to Mr. Flaks pursuant to an agreement and general release entered into by the Company and Mr. Flaks on November 24, 2009 in connection with the termination of his employment effective as of August 4, 2009, and $5,786 in COBRA payments paid by us in connection with such termination.

(21)
On December 5, 2007, the Compensation Committee approved a $245,250 retention award to be paid to Mr. Flaks on June 30, 2009. Amounts shown represent the pro-rated portion of this award applicable to service in each of Fiscal 2008 and Fiscal 2007.

(22)
Amount shown consists of $479 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Flaks and $5,775 in matching contributions under the 401(k) Plan.

(23)
Amount shown consists of $471 in insurance premiums paid by us with respect to life insurance for the benefit of Mr. Flaks and $5,742 in matching contributions under the 401(k) Plan.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of incentive awards made to our NEOs during Fiscal 2009, including awards that have subsequently been transferred.

Grants of Plan-Based Awards

										ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)
				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS					EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	GRANT DATE		APPROVAL DATE	THRESHOLD ($) (1)	TARGET ($) (1)	MAXIMUM ($) (1)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jane T. Elfers	1/4/10	(2)		$—	$—	$—	—	—	—	93,255	—	$—	$3,067,623
Chief Executive Officer	1/4/10	(3)		—	—	—	—	62,170	124,340	—	—	—	2,045,082
and President
Charles Crovitz	2/5/09	(4)		—	—	—	—	—	—	41,551	—	—	733,998
Former Interim Chief	7/31/09	(5)	2/5/09	—	—	—	—	—	—	13,850	—	—	446,385
Executive Officer				500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
Susan Riley				133,550	267,100	534,200	—	—	—	—	—	—	—
Executive Vice President, Finance and Administration and Chief Financial Officer
Mark Rose				88,720	177,440	354,880	—	—	—	—	—	—	—
Senior Vice President, Chief Supply Chain Officer
Richard Flaks				—	—	—	—	—	—	—	—	—	—
Former Senior Vice President, Planning, Allocation and Information Technology

(1)
Amounts reflect bonuses available to be earned in accordance with our annual management incentive bonus plan approved by the Compensation Committee at the beginning of Fiscal 2009. For Fiscal 2009, bonuses were earned at a level below the target amount.

(2)
Reflects the aggregate grant date fair value of the awards, computed in accordance with "Compensation—Stock Compensation" topic of the Financial Accounting Standards Board's Accounting Standards Codification based on the fair value of our common stock on the date of grant. The estimated fair value or performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our named executive officers for the performance period and the fair value of our common stock on that date.

(3)
Awarded pursuant to the terms of a deferred stock award granted under the Company's 2005 Equity Plan pursuant to the terms of Ms. Elfers' employment agreement dated December 11, 2009. The deferred stock award will vest as to one-third of the shares subject to the deferred stock award on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers is employed by the Company on the respective vesting dates. Share subject to the award will be issued and delivered to Ms. Elfers as they vest.

(4)
Awarded pursuant to the terms of a performance stock award granted under the Company's 2005 Equity Plan pursuant to the terms of Ms. Elfers' employment agreement. Ms. Elfers will be entitled to receive the target amount of shares if the Company's operating income for Fiscal 2010 reaches a target performance goal previously determined by the Compensation Committee. Pursuant to the performance award, Ms. Elfers can earn the maximum number of shares if the Company's operating income for Fiscal 2010 equals or exceeds 115% of a target performance goal previously determined by the Compensation Committee. Previously, Ms. Elfers' threshold for earning the maximum number of shares had been set at 120% of a target performance goal previously determined by the Compensation Committee; on March 19, 2010, the Compensation Committee reduced such threshold to 115% of a target performance goal previously determined by the Compensation Committee for Ms. Elfers. Shares subject to the performance award will be issued and delivered to Ms. Elfers once a determination is made by the Board or an appropriate committee of the Board that the applicable performance shares have been earned, provided she is employed by the Company on the last day of Fiscal 2010.

(5)
Awarded pursuant to the terms of a restricted stock award granted under the terms of the Company's 2005 Equity Plan in connection with the February 5, 2009 amendment of Mr. Crovitz's employment agreement. Under the restricted stock award, Mr. Crovitz's shares vested as to 1/36th of the restricted shares on the last day of each calendar month, commencing with February 2009, and continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director.

(6)
Awarded pursuant to the terms of a restricted stock award granted under the terms of the Company's 2005 Equity Plan in connection with the February 5, 2009 amendment of Mr. Crovitz's employment agreement. Under the restricted stock award, Mr. Crovitz's shares vested as to 7/36th of the restricted shares on September 1, 2009 and as to 1/36th of the restricted shares on the last day of each calendar month, continuing during his employment and, after termination of his employment (unless by reason of dismissal for, or resignation without good reason), his service as a Director. Mr. Crovitz's award was conditioned upon his employment agreement being extended beyond August 31, 2009. Mr. Crovitz's employment agreement was subsequently, extended, and accordingly his award was deemed granted for accounting purposes on July 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth in tabular format information concerning unexercised options, stock that has not vested and equity incentive plan awards for each NEO outstanding as of the end of Fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS(1)					STOCK AWARDS
Name	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Jane T. Elfers	—	—	—	$—	—	93,255	(3)	$3,026,591	62,170	(4)	$2,017,727
Chief Executive Officer and President
Chuck Crovitz	15,000			23.49	9/7/2014	8,322	(5)	$270,091
Former	6,000			37.42	1/31/2015	28,853	(6)	936,424
Interim	6,000			44.19	1/28/2016	9,617	(7)	312,120
CEO	4,000	2,000		27.08	12/18/2017
Susan Riley	—	—	—	—		3,750	(8)	$121,706	26,219	(10)	$850,938
Executive Vice						8,740	(9)	283,657
President, Finance and Administration and Administration and Chief Financial Officer
Mark Rose	6,189		—	19.03	11/8/2010	4,839	(11)	$157,050	14,516	(10)	$471,117
Senior Vice	15,000			25.63	12/5/2013
President,	20,000			31.91	11/3/2014
Chief Supply	55,000			44.95	4/29/2015
Chain Officer

(1)
In connection with our investigation of our option granting practices, certain of our NEOs agreed to increase the exercise price of options held by them to the fair market value of the related shares on the date determined by us to be the appropriate measurement date to be used in accounting for the option awards in our restatement of our financial statements where the market price on such date was higher than the exercise price at which the option was awarded. In other instances, the NEOs agreed to limit the future time when such options held by them may be exercised. The table above reflects such increases in option exercise prices and limits on option exercise periods.

(2)
Calculated based on $32.46 per share, the average price per share of our Common Stock, as reported on The NASDAQ National Market on January 29, 2010.

(3)
Represents the unvested portion of a deferred stock award of 93,255 shares granted to Ms. Elfers under our 2005 Equity Plan. Of the deferred shares awarded, one-third will vest on January 4, 2011 and one-third vests on each anniversary thereafter until fully vested during her employment with us.

(4)
Represents the unvested portion of a performance stock award of 62,170 shares granted to Ms. Elfers under our 2005 Equity Plan. The award will vest no later than March 15, 2012 if the Company's operating income equals or exceeds the target performance goal for Fiscal 2010 and as otherwise set forth in Ms. Elfers performance stock award agreement during her employment with us.

(5)
Represents the unvested portion of a restricted stock award of 33,294 shares granted to Mr. Crovitz under our 2005 Equity Plan. Under the restricted stock award, Mr. Crovitz's shares vested as to 3/36th of the restricted shares on December 10, 2007 and as to 1/36th of the restricted shares on each month thereafter, continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director.

(6)
Represents the unvested portion of a restricted stock award of 41,551 shares granted to Mr. Crovitz under our 2005 Equity Plan. Under the restricted stock award, Mr. Crovitz's shares vests as to 1/36th of the restricted shares on the last day of each calendar month commencing with February 2009 and continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director.

(7)
Represents the unvested portion of a restricted stock award of 13,850 shares granted to Mr. Crovitz under our 2005 Equity Plan. Under the restricted stock award, the restricted shares vest as to 7/36th of the award on September 1, 2009 and as to the 1/36th of the award on the last day of each calendar month continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director.

(8)
Represents the unvested portion of a restricted share award of 15,000 shares granted to Ms. Riley under our 2005 Equity Plan. Of the restricted shares awarded, one half vested on December 10, 2008, and one quarter vests on each anniversary thereafter until fully vested during her employment with us.

(9)
Represents the unvested portion of a deferred share award of 26,220 shares granted to Ms. Riley under our 2005 Equity Plan. Of the deferred shares awarded, one third vested on December 10, 2008 and one third vests on each anniversary thereafter until fully vested during her employment with us.

(10)
Represents performance share awards under our 2008 LTIP awarded in December 2007. The amounts shown reflect the target number of shares of our Common Stock to be issued to each executive if performance goals for each of the three fiscal years ending January 31, 2009, January 30, 2010 and January 29, 2011, and a cumulative goal are met. If these goals are met during the performance period, each participant will be entitled to receive at least his or her target number of shares of Common Stock and, if these goals are exceeded during the performance period, each participant may be entitled to receive up to 200% of such participant's target number of shares of Common Stock.

(11)
Represents the unvested portion of a deferred share award of 14,517 shares granted to Mr. Rose under our 2005 Equity Plan. Of the deferred shares awarded, one third vested on December 10, 2008 and one third vests on each anniversary thereafter until fully vested during his employment with us.

 Option Exercises and Stock Vested

The following table sets forth in tabular format information concerning each exercise of stock options and each vesting of stock, including restricted stock and similar instruments, during Fiscal 2009 for each of the NEOs on an aggregated basis:

	OPTION AWARDS		STOCK AWARDS
Name	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($) (2)
Jane T. Elfers	—	$—	—		$—
Chief Executive Officer and President
Charles Crovitz	—	—	11,098	(3)	314,219
Former Interim CEO			12,698	(4)	371,163
	—	—	4,233	(5)	129,990
Susan Riley	—	—	3,750	(6)	106,594
Executive Vice President,	—	—	8,740	(7)	248,435
Finance and Administration, and Chief Financial Officer
Mark Rose	6,081	147,269	4,839	(8)	137,549
Senior Vice President, Chief Supply Chain Officer
Richard Flaks	47,000	320,566	—		—
Former Senior President, Planning, Allocation & Information Technology

(1)
Represents the dollar amount realized based on the difference between the market price of our Common Stock underlying the option at the time of exercise and the exercise price of the option.

(2)
Represents the dollar amount realized based on the market value of the underlying shares on the vesting date.

(3)
Represents a portion of 33,294 shares of restricted stock granted to Mr. Crovitz on December 10, 2007, which vested as to 3/36th of the restricted shares on December 10, 2007 and as to 1/36th of the restricted shares on each month thereafter, continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause, or resignation without good reason), his service as a Director. Includes approximately 5,472 shares of our Common Stock that were delivered to us to satisfy tax withholding obligations incident to such vesting.

(4)
Represents a portion of 41,551 shares of restricted stock granted to Mr. Crovitz on February 5, 2009, which vests as to 1/36th of the restricted shares on the last day of each calendar month commencing with February 2009 and continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause or resignation without good reason), his service as a Director. Includes approximately 2,211 shares of our Common Stock that were delivered to us to satisfy tax withholding obligations incident to such vesting.

(5)
Represents a portion of 13,850 shares of restricted stock granted to Mr. Crovitz on February 5, 2009, which vested as to 7/36th of the award on September 1, 2009 and as to 1/36th of the award on the last day of each calendar month continuing during his employment and, after termination of his employment (unless by reason of dismissal for cause or resignation without good reason), his services as a Director. Includes approximately 2,222 shares of our Common Stock that were delivered to us to satisfy tax withholding obligations incident to such vesting.

(6)
Represents a portion of 15,000 shares of restricted stock granted to Ms. Riley on December 10, 2007, one half of which vested on the first anniversary of the date of grant and one quarter of which vests on each of the two anniversaries thereafter.

(7)
Represents a portion of 26,220 shares of deferred stock granted on December 10, 2007, one third of which vested on the first anniversary of the date of grant and one third of which vests on each of the two anniversaries thereafter.

(8)
Represents a portion of 14,517 shares of deferred stock granted to Mr. Rose on December 10, 2007, one third of which vested on the first anniversary of the date of grant and one third of which vests on each of the two anniversaries thereafter.

Equity Plan Compensation Information

The following table provides information as of January 30, 2010 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, including our 1997 Stock Option Plan and 2005 Equity Plan.

	COLUMN (A)		COLUMN (B)	COLUMN (C)
PLAN CATEGORY	SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCES UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity Compensation Plans Approved by Security Holders	730,589	(1)	$33.22	835,070	(2)
Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	730,589		$33.22	835,070

(1)
Amount consists of 620,089 shares issuable under our 1997 Stock Option Plan and 110,500 shares issuable under our 2005 Equity Plan.

(2)
Effective upon approval of our 2005 Equity Plan by our stockholders, we agreed not to make any further grants under our 1996 Stock Option Plan and 1997 Stock Option Plan, thus all securities remaining available for future issuance relate to our 2005 Equity Plan. Excluded from this amount are approximately 512,381 shares issuable upon vesting of deferred stock awards and approximately 173,852 shares issuable upon vesting of performance awards, assuming the performance awards are earned at 100%. If it is estimated that the performance awards will be earned at 200% (the maximum), the amount of securities remaining available for future issuances under equity compensation plans, excluding outstanding stock options, is 661,218.

Employment and Severance Agreements with NEOs

Jane T. Elfers, Chief Executive Officer and President

On December 11, 2009, the Company and Ms. Elfers entered into an employment agreement to secure her services as Chief Executive Officer and President of the Company. The term of the employment agreement expires on January 31, 2013 and is automatically renewed for successive one-year terms thereafter unless the Company or Ms. Elfers gives written notice to the other party at least 90 days prior to the expiration of the then-current term of the Company or Ms. Elfers' intent not to renew the term. During the term of the employment agreement, at each annual meeting of stockholders at which Directors are to be considered for election, the Company will nominate Ms. Elfers for election as a Director of the Company if her term as a Director is expiring.

Under her employment agreement, Ms. Elfers is entitled to an annual base salary of $1,000,000, payable in accordance with the Company's normal payroll practices, which salary is subject to annual increases at the discretion of the Board. In addition, for each fiscal year of the Company commencing during the term of her employment agreement, Ms. Elfers will be eligible to receive an annual performance-based cash bonus award pursuant to the Company's annual bonus plan. The target amount and maximum amount of each annual bonus are equal to 100% and 200%, respectively, of Ms. Elfers' base salary. The actual annual bonus will be paid based on the achievement of performance measure(s) that will be established by the Compensation Committee of the Board; provided, that the target bonus for Fiscal 2010 will be earned if the Company's operating income for such fiscal year reaches a target performance goal set forth in her employment agreement and the maximum bonus for Fiscal 2010 will be earned if the Company's operating income for such fiscal year is 120% of such target performance goal; provided, however, that for Fiscal 2010, Ms. Elfers will receive an annual bonus of no less than $1,000,000.

In accordance with the terms of her employment agreement, on January 4, 2010, Ms. Elfers was granted under the Company's 2005 Equity Plan a deferred stock award of 93,255 shares. Except as described below, the deferred stock award will vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers is employed by the Company on the respective vesting dates. Shares subject to the deferred stock award will be issued and delivered to Ms. Elfers as they vest. On January 4, 2010, Ms. Elfers was also granted a performance stock award under the 2005 Equity Plan pursuant to which she will be entitled to receive 62,170 shares if the Company's operating income for Fiscal 2010 reaches the target performance goal set forth in her employment agreement. Under her performance stock award, Ms. Elfers can earn 62,170 additional shares if the Company's operating income for Fiscal 2010 equals or exceeds 120% of her target performance goal. Except as described below, shares subject to the performance stock award will be issued and delivered to Ms. Elfers once a determination is made by the Board or an appropriate committee of the Board that the applicable performance shares have been earned, provided that she is employed by the Company on the last day of Fiscal 2010.

For each fiscal year during the term of her employment agreement, Ms. Elfers will be eligible to receive awards under the Company's 2008 LTIP (or any successor(s) to such plan), with the annual performance metrics thereunder to be established during the first quarter of each fiscal year by the Compensation Committee. During the term of her employment agreement, Ms. Elfers also will be eligible to receive equity interests in the Company pursuant to the Company's 2008 LTIP and any other equity plan of the Company, at the same time and on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such equity interests are granted to any other senior executive officer of the Company, except for equity interests granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

During the term of her employment agreement, Ms. Elfers will be entitled to participate in all employee benefit and all perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time. Ms. Elfers also will be provided financial planning and tax preparation services (not to exceed $20,000 per year) and payment or reimbursement for the premium cost (in the aggregate, not to exceed $35,000 per year) of supplemental life insurance and long-term disability insurance. In addition, during the term of her employment agreement, Ms. Elfers will be provided with an automobile and driver.

Ms. Elfers' employment agreement provides for certain severance benefits in the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason (each as defined below) or at the expiration of the term of her employment agreement due to the Company's issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) the greater of two times (x) her target bonus (which is 100% of her annual base salary) or (y) the average of the immediately preceding two year's annual bonuses earned by her (the greater of clause (x) or (y), the "bonus amount"), payable in cash in equal installments (the "severance payments") over a period of 24 months following the date of termination (the "severance period"); (iv) a lump sum cash payment of a pro-rata portion of her target bonus for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company's group health plan, at the Company's expense, for a period not to exceed the expiration of the severance period.

In the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company's issuance of a non-renewal notice that occurs, in each case, within two years following the occurrence of a change in control (as defined below), which constitutes a "change in control event" within the meaning of Treasury Regulation §1.409A- 3(i)(5)(i), in addition to the amounts and benefits described in (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in (v) of the immediately preceding sentence, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount (the "change in control severance") and continued healthcare coverage under the Company's group health plan, at the Company's expense, for a period of up to 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a "change in control event" within the meaning of Treas. Reg. §1.409A- 3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

Upon any termination of Ms. Elfers' employment under her employment agreement, Ms. Elfers will be entitled to such rights in respect of any equity awards (including, without limitation, awards of stock options, restricted shares, performance shares and any other award under the 2005 Equity Plan or any future equity incentive plan or program of the Company) theretofore made to her, and to only such rights, as are provided by the plan or the award agreement pursuant to which such equity awards have been granted to her or other written agreement or arrangement between Ms. Elfers and the Company (in any case, in the event of any conflict, the rights most favorable to her will apply).

With respect to her deferred stock award, if Ms. Elfers' employment terminates due to death or disability, she is terminated by the Company other than for cause, or she resigns for good reason, any shares subject to her deferred stock award which have not at that time been issued and delivered to her will be issued and delivered to her within ten days after her date of termination. All shares subject to her deferred stock award will also be issued and delivered to her immediately prior to a change in control that occurs while she is employed by the Company.

With respect to the performance stock award, if Ms. Elfers' employment terminates due to death or disability, and her target performance goal is achieved, she will receive a pro rata number of initial performance shares based on the number of days she was employed by the Company (the "initial performance shares"). If Ms. Elfers' employment is terminated by the Company other than for cause or if she resigns for good reason during Fiscal 2010, and her target performance goal is achieved, then she will receive the initial performance shares. The initial performance shares will also be issued and delivered to her immediately prior to a change in control that occurs (i) while she is employed by the Company and prior to a determination by the Board or an appropriate committee thereof as to the achievement of the performance goals, or (ii) after her employment is terminated by the Company other than for cause or she resigns for good reason but before a determination has been made by the Board or an appropriate committee thereof with respect to the achievement of the performance goals.

For purposes of Ms. Elfers' employment agreement, the following terms have the following meanings:

The term "cause" means: (i) in connection with Ms. Elfers' employment by the Company, the commission by Ms. Elfers of any act involving intentional dishonesty of a material nature or fraud; (ii) a material breach by her of her fiduciary duties as determined by a court of competent jurisdiction or pursuant to a binding arbitration; (iii) any material breach of a material provision of her employment agreement that she fails to remedy to the reasonable satisfaction of the Company within 30 days after notice to her of such breach setting forth with reasonable detail the basis of the breach; (iv) any conduct, action or behavior by Ms. Elfers involving moral turpitude, gross negligence or willful misconduct, that has or may reasonably be expected to have a material adverse effect on the reputation or interests of the Company; or (v) she shall have been barred by a court order issued under the Exchange Act, from serving as a Director or officer of a company registered under Section 12 or filing reports under Section 15(d) of the Exchange Act or she shall have been convicted of, or have entered a plea of nolo contendere or the equivalent in respect of a charge of, any criminal act constituting a felony under the laws of the United States or any state or political subdivision thereof. Notwithstanding the foregoing, Ms. Elfers' employment may not be terminated for cause, within the meaning of clauses (i)—(iv) above unless written notice stating the basis for the termination is provided to Ms. Elfers and she has an opportunity to be heard before the Board and, after such hearing, a majority of the Board (excluding Ms. Elfers) duly votes to terminate her for cause.

The term "change in control" means and will be deemed to have occurred: (a) upon a transaction or series of related transactions pursuant to which a person or entity or persons "acting as a group" (as defined in the regulations to Section 409A of the Code) (i) acquires all or substantially all of the assets of the Company, (ii) acquires the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the securities of the Company entitled to vote generally in the election of Directors of the Company (other than through merger, consolidation or other business combination), or (iii) consummates a merger, consolidation or other business combination with the Company the result of which is that the shareholders of the Company prior to such merger, consolidation or other business combination own less than 50% of the securities entitled to vote generally in the election of Directors of the surviving entity after the consummation of such merger, consolidation or other business combination; (b) if the individuals (1) who, as of January 4, 2010, constitute the Board (the "original Directors") and (2) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the original Directors then still in office (such Directors being called "additional original Directors") and (3) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the original Directors and additional original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or (iii) the Company adopts a plan of liquidation providing for the distribution of all or substantially all of its assets (unless such distribution is to a wholly-owned subsidiary of the Company).

The term "good reason" means the occurrence of any of the following without Ms. Elfers' prior written consent: (i) a material reduction in her then current base salary, the target bonus, the maximum bonus, or the failure to pay any base salary, annual bonus, or any other amount or award, including an equity award, when such payment is due; (ii) the taking of any action by the Company that would diminish the aggregate value of all employee benefits provided to her in a material respect, or that results in the diminution or reduction of all perquisites enjoyed by her in any material respect; (iii) a material diminution of her duties or responsibilities as set forth in her employment agreement; (iv) her failure to be a member of the Board after the first meeting of the Board occurring after January 4, 2010 and prior to the first meeting of shareholders after January 4, 2010 at which her class of Directors is to stand for election, the failure to nominate Ms. Elfers to be, or to continue to be, a member of the Board, or the removal of Ms. Elfers from the position of Chief Executive Officer or President of the Company or any of its subsidiaries; (v) a material interference with Ms. Elfers' carrying out of her duties so that she is unable to carry out her material duties and responsibilities; (vi) the assignment to Ms. Elfers of duties which are materially inconsistent with her duties or which materially impair her ability to function as the Chief Executive Officer and President of the Company or of any of its subsidiaries; (vii) a change in the reporting structure so that (A) Ms. Elfers does not report solely and directly to the Board or (B) any employee of the Company or any of the Company's subsidiaries does not report directly or indirectly to Ms. Elfers; (viii) a relocation of the Company's headquarters office, or Ms. Elfers' own principal office, to a location more than 50 miles from midtown Manhattan, New York City; or (ix) any other material breach by the Company of any material provision of the Employment Agreement. Ms. Elfers' employment may not terminate for good reason unless she provides written notice to the Company of the event or condition that is alleged to constitute good reason within 60 days after she obtains knowledge of the event or condition, the Company fails to cure the matter within 30 days after receipt of such notice, and Ms. Elfers actually terminates her employment within two business days following such 30 day period.

During the term of her employment agreement and for a period of 12 months following the date of termination, subject to applicable law, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company's vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business, and of the Company's employees. For all periods during and after the term of her employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company's confidential information and trade secrets. Ms. Elfers' employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers' service as Chief Executive Officer and President and a Director of the Company.

On March 19, 2010, the Compensation Committee approved performance goal ranges for the senior executive officers of the Company, including but not limited to Ms. Elfers. Pursuant to the Compensation Committee's action, each senior executive officer, including Ms. Elfers, will receive 200% of his or her individual performance target amount if the Company achieves operating income of 115% of his or her target performance goal as previously determined by the Compensation Committee. The Compensation Committee action modifies the maximum cash bonus to be received by Ms. Elfers for Fiscal 2010 pursuant to her Employment Agreement dated December 11, 2009 and her performance stock award to be received by Ms. Elfers for Fiscal 2010 pursuant to her performance stock award by providing that Ms. Elfers will earn her maximum cash bonus for Fiscal 2010 and her maximum additional performance shares if the Company achieves operating income for such fiscal year of 115% of her target performance goal. The Compensation Committee action does not modify the minimum cash bonus to be received by Ms. Elfers for Fiscal 2010 pursuant to her employment agreement or the initial performance shares to be received by Ms. Elfers for Fiscal 2010 pursuant to her performance stock award agreement.

Charles Crovitz, former Interim Chief Executive Officer

On March 13, 2008, we entered into an employment agreement with Mr. Crovitz, effective as of September 26, 2007, which was amended on December 31, 2008 for the purpose of complying with the Code and on February 5, 2009 primarily for the purpose of extending the initial term of employment thereunder. The agreement provided the terms pursuant to which Mr. Crovitz served as our Interim Chief Executive Officer. Pursuant to the agreement, Mr. Crovitz was entitled to an annual salary of $1 million, payable in accordance with the Company's normal payroll practices.

The initial term of the agreement was from September 26, 2007 until the earlier of (i) the end of Fiscal 2009 or (ii) the selection and commencement of service of a permanent Chief Executive Officer. On February 5, 2009, the term was extended to the earlier of August 31, 2009 and subsequently to November 30, 2009 and January 4, 2010 by written notice to Mr. Crovitz. Mr. Crovitz was obligated under the agreement to serve as a consultant to us for a minimum period of two calendar months following termination of his employment, to provide assistance, as may be requested, in transitioning the chief executive responsibilities, unless such termination is for "cause," as a result of his death or "disability," or without "good reason" (as such terms are defined in his employment agreement). Mr. Crovitz received a consulting fee for each of the months of his consulting period equal to his prorated monthly salary of $83,333.

Mr. Crovitz's employment agreement entitled him to participate during Fiscal 2008 and Fiscal 2009 in our annual management bonus program in which other senior executives participated. His target bonus for each of Fiscal 2008 and Fiscal 2009 was $1 million and his bonus was based on the same performance criteria and other terms applicable to other senior executives including payment of any bonus earned at the beginning of Fiscal 2009 and Fiscal 2010, respectively, but without a requirement for continued employment at the time of payment. Mr. Crovitz earned a performance bonus of $2,000,000 for services performed in Fiscal 2008. Mr. Crovitz's employment as Interim Chief Executive Officer terminated on January 4, 2010 with the commencement of Ms. Elfers as Chief Executive Officer. As such, his Fiscal 2009 bonus was prorated through that date.

Pursuant to the agreement, if Mr. Crovitz's employment was terminated by us without cause, Mr. Crovitz terminated his employment with us for good reason or Mr. Crovitz's employment was terminated in connection with, upon or following the expiration of the term, Mr. Crovitz was entitled to (i) the continuation of his base salary of $1 million, payable in accordance with our normal payroll practices for executives, for the remainder of the term, if any, (ii) payment of any performance bonus that had been earned for a completed fiscal year ended prior to the date of termination, and (iii) payment of a performance bonus for the fiscal year in which Mr. Crovitz's termination date occurred in an amount equal to a pro-rated part of his target bonus of $1 million for the year of termination. If Mr. Crovitz's employment agreement was terminated by reason of death or disability, he (or his estate) was entitled to any amount of base salary earned but not paid, as well as any earned but unpaid performance bonus with respect to any fiscal year that had ended prior to the date of termination and a pro rata portion of the performance bonus earned through the date of termination for the fiscal year in which termination occurred. Payment to Mr. Crovitz of all such compensation was subject to Mr. Crovitz (or his estate) entering into a general release.

In general, a material breach by us of the agreement or the assignment to Mr. Crovitz of duties inconsistent with his status as Interim Chief Executive Officer, the appointment of any person, without Mr. Crovitz's written consent, to perform or share any material part of Mr. Crovitz' duties, his not being elected to the Board by the shareholders or his removal from the Board without cause constituted "good reason" for Mr. Crovitz to terminate his employment. Also, Mr. Crovitz's engagement in an act of willful misconduct that would have had a material adverse impact on the Company, a conviction or plea of guilty or nolo contendere to a felony or crime involving moral turpitude or his refusal to perform the specific lawful directives of the Board that were consistent with his duties would have generally been considered a basis for termination of his employment "for cause."

Mr. Crovitz was entitled to participate in all executive benefit plans, and was provided substantially the same benefits and perquisites, from time to time maintained by the Company for senior executives, except that additional incentive awards were not provided and, in lieu of the Company providing a car to Mr. Crovitz, the Company provided him with (or reimbursed him for) a car service to/from Manhattan to the Company's offices on an as-needed and reasonable basis.

In connection with his appointment as Interim Chief Executive Officer, Mr. Crovitz temporarily relocated to the New York metropolitan area. Accordingly, Mr. Crovitz's employment agreement also provided entitlement to a $15,500 a month housing allowance and the Company was responsible for commissions, any security deposit and any lease termination costs associated with his housing arrangements. Mr. Crovitz also received a furniture rental allowance of up to $2,000 per month. In addition, Mr. Crovitz was entitled to reimbursement of round trip airfare (business class) to his permanent residence for two times per month during Fiscal 2008 and once per month during Fiscal 2009, and from June 1, 2009 through the remainder of the term and his consulting period, reimbursement of round-trip airfare for two individuals to Mr. Crovitz's permanent residence located in Massachusetts, on one occasion during each calendar week. The Company also made "gross up" payments to Mr. Crovitz sufficient to cover the income taxes he would incur as a result of the Company bearing these costs and his receiving such payments.

In addition, the Company agreed to indemnify Mr. Crovitz and provide him with directors' and officers' liability insurance to the same extent provided for other senior executives. Upon termination of his employment, Mr. Crovitz agreed to provide the Company a release of all claims against the Company in the form customarily provided to the Company by departing executives. Following termination of his employment, Mr. Crovitz agreed to be subject to confidentiality, non-competition and non-solicitation restrictions for a term not in excess of one year in the case of the non-competition and non-solicitations obligations.

On December 10, 2007, pursuant to the employment term sheet which preceded his current employment agreement, the Company made a restricted stock grant to Mr. Crovitz of 33,294 shares, the number of shares which had a market value as of such date of $1 million. The shares vest as to 3/36th of the award on December 1, 2009 and as to 1/36th of the award on the first of each month thereafter as long as employment continues or, after termination of employment (unless by reason of dismissal for cause or resignation without good reason), service as a Director. If Mr. Crovitz's service as a Director was terminated as result of Mr. Crovitz not being re-nominated for election as a Director or, if re-nominated, he is not re-elected to serve as a Director, any shares then remaining unvested will vest. In addition, the entire award will vest upon a change in control of the Company. Notwithstanding this vesting schedule, Mr. Crovitz is not permitted to sell any of the shares until the beginning of Fiscal 2010, except that, if all such restricted stock grants have become fully vested for any reason or upon the one year anniversary of Mr. Crovitz's termination of employment for any reason, all of the then vested shares will become immediately saleable.

In connection with the amendment to his employment agreement in February 2009, Mr. Crovitz received under our 2005 Equity Plan an additional restricted stock award of 41,551 shares of our Common Stock, which shall vest as to 1/36th of the restricted shares on the last day of each calendar month, commencing with February 2009 for as long as employment continues or, after termination of employment (unless by reason of dismissal for cause or resignation without good reason), service as a Director, subject to the terms of a restricted stock award agreement. Mr. Crovitz also received under the 2005 Equity Plan an additional restricted stock award of 13,850 shares of the Common Stock, which shall vest as to 7/36th of the restricted shares immediately on September 1, 2009 and as to 1/36th of the restricted shares on the last day of each calendar month, commencing with September 2009, provided that we elected to extend

Mr. Crovitz's employment beyond August 31, 2009 and subject to other terms of a restricted stock award agreement. Under the agreement, Mr. Crovitz was afforded the opportunity, with respect to all shares covered by the awards granted to Mr. Crovitz pursuant to the agreement, to take whatever actions are necessary on a timely basis to receive the same consideration as other stockholders receive with respect to their shares in the event of a "change in control" (as such term is defined in the 2005 Equity Plan).

Susan Riley, Executive Vice President, Finance and Administration and Chief Financial Officer

In April 2007, we entered into an employment agreement with Ms. Riley, effective as of February 4, 2007, which was amended on December 31, 2008 for the purpose of complying with Section 409A of the Code. The agreement provides that Ms. Riley will serve as our Executive Vice President, Finance and Administration, reporting dually to the Chief Executive Officer and the Board, for an indefinite period, subject to termination by either party (in the case of the Company by action of a majority of the independent Directors) on 30 days notice (or lesser notice in the event of a termination by the Company for cause or by Ms. Riley for "good reason" as further discussed below). Under her employment agreement with us, Ms. Riley's annual salary is set at $525,000 for the initial year of her employment, subject to annual review by the Compensation Committee. Ms. Riley is also entitled to participate annually in, and eligible to receive an annual performance bonus pursuant to, the Company's annual management incentive plan (and any other bonus plan for executives the Company may establish) and will be eligible for a bonus under the Company's annual management incentive bonus plan to a degree no less favorable than any other executive of the Company, other than the Chief Executive Officer, and to a minimum bonus eligibility of 50% of her then annual salary (subject to achievement of the performance targets established under plan). In addition, Ms. Riley was granted on December 10, 2007 in accordance with the terms of her employment agreement and, pursuant to and subject to the provisions of the 2005 Equity Plan, a restricted stock award for 15,000 shares of Common Stock, with 7,500 of such shares vesting on the first anniversary of the date of grant and 3,750 of such shares vesting on the subsequent two anniversaries thereof. In respect of our Fiscal 2009 and subsequent fiscal years, Ms. Riley is entitled to participate in our equity incentive plans on a basis no less favorable than that on which any of our other executive officers, other than the Chief Executive Officer, is permitted to participate. The agreement also provides for Ms. Riley to participate in other benefit plans made available by the Company to its senior executives on the same basis on which such benefits are from time to time generally made available to other senior executives.

The employment agreement provides that if Ms. Riley's employment is terminated by us without cause or by Ms. Riley with good reason, Ms. Riley will be entitled to (i) continuation of her annual salary then in effect for a period of one year following the termination of her employment, plus (ii) any earned but not yet paid performance bonus and (iii) a pro rata portion of the performance bonus she would have been entitled to receive for the year in which her employment terminated, calculated based on the target bonus established for her for the year under the applicable bonus plan or, if such target bonus has not been established at the time of termination of employment, on the basis of the target bonus for the previous year. Upon a change in control, the restricted stock awards Ms. Riley received in connection with entering into the employment agreement will, in accordance with their terms and the 2005 Equity Plan, vest and be delivered to her immediately. In addition, under the terms of the 2008 LTIP, in the event of disability or death, Ms. Riley (or her estate) shall receive as soon as practicable 100% of the shares provided by her 2008 LTIP deferred share award and, when the shares would normally have been delivered under the 2008 LTIP the number of shares, if any, that at the time had been earned and otherwise would have been delivered to her under her 2008 LTIP performance share award if she had continued in the employ of the Company, plus a prorated portion (based on the portion of the performance measurement period during which he was employed) of the target number of shares under her 2008 LTIP performance share award that, if her employment continued, she would have remained eligible to earn during the remainder of the measurement period. In general, a material breach by us of the agreement or the assignment to Ms. Riley of duties inconsistent with her status as Executive Vice President, Finance and Administration, a significant relocation of the place of her employment, or retirement upon reaching the age of 65 will constitute "good reason" for Ms. Riley to terminate her employment. In the event Ms. Riley's employment terminates by reason of death, disability or normal retirement, she shall be entitled to any then accrued but unpaid salary and bonus and a prorated portion of the performance bonus for the year in which her employment so terminates based on the portion of the year in which she was employed.

Upon termination of her employment, Ms. Riley shall provide the Company a release of all claims against the Company in the form customarily provided to the Company by departing executives. The employment agreement also provides that Ms. Riley will not for a period of one year following any termination of her employment participate in or promote, directly or indirectly, any businesses directly competing with the Company's business or solicit our Directors or employees to provide services to any other company or interfere with any person doing business with the Company or at any time disparage the Company or furnish confidential information of the Company to any other person (except as required by law).

Effective as of January 20, 2010, the Company and Ms. Riley entered into a letter agreement awarding Ms. Riley a special bonus in recognition of her past contributions to the Company and in order to secure her future services to the Company. Pursuant to the terms of her letter agreement, Ms. Riley received a payment of $1,000,000 on March 31, 2010, and if Ms. Riley is employed by the Company through March 31, 2011, she will receive an additional payment of $1,000,000.

Under the terms of her letter agreement, if the Company terminates Ms. Riley's employment without cause subsequent to March 31, 2010 but on or before March 31, 2011, then Ms. Riley will forego the severance payments to which she is entitled in her employment agreement and instead receive a payment of $1,000,000 upon her termination. All payments will be made in such manner so as to not violate Section 409A of the Code.

In addition, the Company has entered into a change in control severance agreement with Ms. Riley dated December 13, 2007, which was amended and restated as of January 21, 2008, and for the purpose of complying with the Code 409A, amended on December 31, 2008. Pursuant to the change in control agreement, Ms. Riley will receive severance benefits upon a termination of her employment by the Company without cause or by her for "good reason" within two years following a change in control. For purposes of this program, "good reason" is defined as the occurrence of any of the following actions upon or after a change in control, without executive's express written approval, other than due to executive's disability or death: (i) a material diminution in executive's base salary or target bonus opportunity; (ii) a material diminution in executive's title, authority, duties or responsibilities; (iii) a required relocation of at least 60 miles; (iv) a breach of the change in control severance agreement by the Company that is not cured within ten days and (v) a successor's failure to assume the change in control agreement. The agreement is for two years and then automatically renews for one year terms thereafter, unless the Company provides 90 days notice of its intent to terminate the agreement. Upon a termination of employment entitling her to benefits under the agreement, Ms. Riley is to receive, in lieu of severance benefits that might otherwise be payable under her employment agreement, a lump sum severance payment equal to two times the sum of her base salary and the average of the actual bonuses payable for each of the previous three years. In addition, in the event severance benefits are payable, and the equity awards held by her are not otherwise accelerated, then 75% would vest if the change in control occurs prior to June 10, 2010 and 100% would vest if the change in control occurs after June 10, 2010 (provided that such accelerated vesting shall not apply with respect to her 2008 LTIP performance share award if the Company's obligations under such agreement are assumed by a successor company in certain business combination transactions). The agreement also provides for a "modified gross-up" of the "golden parachute" excise tax imposed by Section 4999 of the Code if applicable in connection with the benefits she receives attributable to the change of control, pursuant to which her benefits will be "cut back" to $1 below the threshold level at which the excise tax would be imposed if payments attributable to the change in control are not at least 15% higher than such threshold and otherwise the amount payable to her will be grossed-up such that her after-tax position will be the same as if the excise tax did not apply. In connection with entering into this agreement, Ms. Riley agreed to amend her employment agreement to remove the change in control provision that previously applied.

Mark Rose, Senior Vice President, Supply Chain

The Company has not entered into an employment agreement with Mr. Rose. The Company and Mr. Rose have entered into a change in control severance agreement dated December 13, 2007, which was amended and restated on January 21, 2008, and for purposes of complying with Section 409A, amended on December 31, 2008, pursuant to which he will receive severance benefits upon a termination of his employment by the Company without cause or by him for good reason within two years following a change in control. For purposes of this agreement, good reason has substantially the same meaning as applies under the change of control severance agreement of Ms. Riley, as discussed above. The agreement is for two years and then automatically renews for one year terms unless the Company provides 90 days notice of its intent to terminate the agreement.

Upon a termination of employment entitling him to benefits under the agreement, Mr. Rose is to receive a lump sum severance payment equal to 1.5 times the sum of his base salary and the average of the actual bonuses payable for each of the previous three years. In addition, in the event severance benefits are payable, and the equity awards held by him are not otherwise accelerated, then 75% would vest if the change in control occurs between December 10, 2009 and June 10, 2010 and 100% would vest if the change in control occurs after June 10, 2010 (provided that such accelerated vesting shall not apply with respect to his 2009 Performance Share Award if the Company's obligations under such agreement are assumed by a successor company in certain business combination transactions). The agreement also provides for a "modified gross-up" of the "golden parachute" excise tax imposed by Section 4999 of the Code if applicable in connection with the benefits he receives attributable to the change of control, pursuant to which his benefits will be "cut back" to $1 below the threshold level at which the excise tax would be imposed if payments attributable to the change in control are not at least 15% higher than such threshold and otherwise the amount payable to him will be grossed-up such that his after-tax position will be the same as if the excise tax did not apply.

In addition, under the terms of the 2008 LTIP, in the event of the disability or death of Mr. Rose, he (or his estate) shall receive as soon as practicable 100% of the shares provided by his 2008 LTIP deferred share award and, when the shares would normally have been delivered under the 2008 LTIP, the number of shares, if any, that at the time had been earned and otherwise would have been delivered to him under his 2008 LTIP performance share award if he had continued in the employ of the Company, plus a prorated portion (based on the portion of the performance measurement period during which he was employed) of the target number of shares under his 2008 LTIP performance share award that, if his employment continued, he would have remained eligible to earn during the remainder of the measurement period.

Under the Company's severance policy as applicable to members of senior management, upon a termination of the employment of Mr. Rose by the Company without cause, he would be eligible to receive salary continuation payments for one year following termination, subject to the terms of the policy. The Company has reserved the right to amend or cancel this severance policy at any time.

Payment of compensation to Mr. Rose is generally conditioned on him executing a general release of claims and complying with certain confidentiality, non-competition, non-solicitation and non-disparagement provisions contained in their pertinent agreements with the Company.

Richard Flaks, Former Senior Vice President, Planning, Allocation and Information Technology

The Company had not entered into an employment agreement with Mr. Flaks. The Company and Mr. Flaks had entered into a change in control severance agreement dated December 13, 2007, which was amended and restated on January 21, 2008, pursuant to which he would receive severance benefits upon a termination of his employment by the Company without cause or by him for good reason within two years following a change in control (for purposes of complying with Section 409A the agreement was also amended December 31, 2008, subsequent to Mr. Flaks' termination). For purposes of this agreement, good reason has substantially the same meaning as applies under the change of control severance agreement of Ms. Riley, as discussed above. The agreement was for two years and then automatically renewed for one year terms unless the Company provided 90 days notice of its intent to terminate the agreement.

Upon a termination of employment entitling him to benefits under the agreement, Mr. Flaks was to receive a lump sum severance payment equal to 1.5 times the sum of his base salary and the average of the actual bonuses payable for each of the previous three years. In addition, in the event severance benefits were payable, and the equity awards held by him were not otherwise accelerated, then 50% of all his unvested equity awards would vest if the change in control occurred by December 10, 2009, 75% would vest if the change in control occurred between December 10, 2009 and June 10, 2010 and 100% would vest if the change in control occurred after June 10, 2010 (provided that such accelerated vesting would not apply with respect to his 2009 Performance Share Award if the Company's obligations under such agreement were assumed by a successor company in certain business combination transactions). The agreement also provided for a "modified gross-up" of the "golden parachute" excise tax imposed by Section 4999 of the Code if applicable in connection with the benefits he would receive attributable to the change of control, pursuant to which his benefits would be "cut back" to $1 below the threshold level at which the excise tax would be imposed if payments attributable to the change in control were not at least 15% higher than such threshold and otherwise the amount payable to him would be grossed-up such that his after-tax position would be the same as if the excise tax did not apply.

In addition, under the terms of the 2008 LTIP, in the event of the disability or death of Mr. Flaks, he (or his estate) would receive as soon as practicable 100% of the shares provided by his 2008 LTIP deferred share award and, when the shares would normally have been delivered under the 2008 LTIP the number of shares, if any, that at the time had been earned and otherwise would have been delivered to him under his 2008 performance share award if he had continued in the employ of the Company, plus a prorated portion (based on the portion of the performance measurement period during which he was employed) of the target number of shares under his 2008 performance share award that, if his employment continued, he would have remained eligible to earn during the remainder of the measurement period.

Under the Company's severance policy as applicable to members of senior management, upon a termination of the employment of Mr. Flaks by the Company without cause, he would have been eligible to receive salary continuation payments for one year following termination, subject to the terms of the policy. The Company had reserved the right to amend or cancel this severance policy at any time.

Payment of compensation to Mr. Flaks was conditioned on him executing a general release of claims and his compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement provisions contained in his pertinent agreements with the Company.

In connection with the termination of employment of Mr. Flaks, effective as of August 4, 2009, the Company and Mr. Flaks entered into a separation agreement and general release on November 24, 2009, pursuant to which, among other things, Mr. Flaks agreed to release the Company from any and all claims and liabilities arising out of his employment with the Company. Pursuant to the terms of the agreement, Mr. Flaks is entitled to receive (i) a sum of $499,100, less legally required payroll deductions, payable in 26 bi-weekly installments and (ii) an additional sum of $101,500, less legally required payroll deductions, payable within 14 days of the full execution of his separation agreement. Mr. Flaks also is entitled to receive all wages and payments for accrued but unused paid time off, less any legally required payroll deductions. Pursuant to the terms of his Separation Agreement, Mr. Flaks shall be subject to certain confidentiality covenants and, until the first anniversary of his separation date, certain non-competition, non-solicitation and non-interference covenants.

Summary of Potential Payments Upon Termination of Employment or Change in Control

As detailed above, our employment agreements with Ms. Elfers, Mr. Crovitz and Ms. Riley provide for severance payments and other benefits upon termination of employment by us without cause or by the executive for good reason, including in the case of a termination in connection with a change of control, as well as upon death or disability. In addition, the Company and Ms. Riley have entered into an agreement providing for certain additional severance benefits upon a termination of employment in connection with a change of control. Our other current NEOs do not have employment or severance agreements with us, other than the change in control severance agreements described above. The amount of compensation potentially payable to our current NEOs in each termination of employment situation in which they are entitled to severance payments, assuming the termination of employment had occurred on the last day of Fiscal 2009, is indicated in the table below. None of our NEOs are eligible for retirement compensation or benefits.

NAME AND PRINCIPAL POSITION	TERMINATION REASON	SEVERANCE ($)		FY2009 BONUS ($)	PAYMENT OF RESTRICTED SHARES	PAYMENT OF DEFERRED SHARES ($)	PAYMENT OF PERFORMANCE SHARES ($)		HEALTH & WELFARE BENEFITS ($)		RETENTION AWARD ($)	EXCISE TAX GROSS-UP ($)	TOTAL ($)
Jane T. Elfers	By Company without cause	$4,000,000	(1)	$—	$—	$2,965,509	$1,977,006	(2)	$30,000		$—	n/a	$8,972,515
Chief Executive Officer	By Executive for Good Reason	4,000,000	(1)	—	—	2,965,509	1,977,006	(2)	30,000		—	n/a	8,972,515
and President	Following Change in Control	6,000,000	(3)	—	—	2,965,509	1,977,006		45,000		—	—	10,987,515
	Death	—		—	—	2,965,509	—		15,000		—	n/a	2,980,509
	Disability	—		—	—	2,965,509	—		15,000		—	n/a	2,980,509
Susan Riley	By Company without cause	$—		$—	$—	$—	$—		$—		$2,000,000	n/a	$2,000,000
Executive Vice President	By Executive for Good Reason	—		—	—	—	—		—		2,000,000	n/a	2,000,000
Finance and Administration	Following Change in Control	1,602,600	(3)	—	119,250	277,932	1,334,042		16,200		—	n/a	3,350,024
and Chief Financial	Death	—		247,068	119,250	277,932	1,056,142		—		—	n/a	1,700,392
Officer	Disability	—		247,068	119,250	277,932	1,056,142		—		—	n/a	1,700,392
Mark L. Rose	By Company without cause	$443,600	(1)	$—	$—	$—	$—		$15,000		$—	n/a	$458,600
Senior Vice President	By Executive for Good Reason	—		—	—	—	—		—		—	n/a	—
Chief Supply Chain	Following Change in Control	960,280	(3)	—	—	153,880	738,593		22,500		—	—	1,875,253
Officer	Death	—		—	—	153,880	584,745		—		—	n/a	738,625
	Disability	—		—	—	153,880	584,745		—		—	n/a	738,625
Richard H. Flaks (4)	Actual Termination	$600,600	(5)	$—	$—	$—	$—		$14,441	(6)	$—	n/a	$615,041
Former
Senior Vice President,
Planning, Allocation
& Information Technology

(1)
Paid via salary continuation payments.

(2)
Assumes fiscal year 2010 Target Performance Goals will be achieved.

(3)
Paid in lump sum.

(4)
Mr. Flaks was terminated by the Company without cause on August 4, 2009. The amounts shown reflect only payments actually received by Mr. Flaks in connection with his termination.

(5)
Per Mr. Flaks' termination agreement, he is entitled to base salary continuation for one year valued at $499,100 and a lump sum cash payment of $101,500.

(6)
Mr. Flaks is entitled to continuation of health benefits for one year. This amount reflects the applicable COBRA premiums paid by the Company.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and SEC implementing rules generally require our executive officers, Directors and persons who own more than 10% of a registered class of our equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership of our equity securities with the SEC. Officers, Directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us during the most recent fiscal year, and written representations that no other Form 5 was required, all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to Fiscal 2009 except for Mr. Silverstein, who filed a Form 4 with respect to the sale of 2,000 shares more than nine years after such Form 4 was due.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to formal policies adopted by our Board and supervised by our Compensation Committee, the committee approves all related person transactions, including related person compensation arrangements. In addition, the Compensation Committee reviews all on-going related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued. All new compensation arrangements and any changes to existing compensation arrangements for employees who are related persons must be approved by the Compensation Committee.

Transactions with Related Persons

Ezra Dabah, a former member of our Board and our former Chief Executive Officer, is the son-in-law of Stanley Silverstein, a former member of our Board.

Nina Miner, Mr. Silverstein's daughter and Mr. Dabah's sister-in-law, is employed by us as our Senior Vice President, Chief Design Director. For Fiscal 2009, Ms. Miner received cash compensation of $603,750 in base salary, $10,000 in car allowance, $580 in insurance premiums paid by us with respect to life insurance for the benefit of Ms. Miner and $4,900 in matching contributions under our 401(k) Plan. On July 14, 2008, we granted Ms. Miner a performance award with a target number of 14,428 shares, subject to the terms and conditions of a performance award agreement between Ms. Miner and us. Under the terms of Ms. Miner's performance award, Ms. Miner earned 4,810 shares for each of Fiscal 2008 and Fiscal 2009 and if Ms. Miner is employed by the Company on the delivery date in Fiscal 2011, she will receive the shares on the delivery date. In addition, Ms. Miner may earn an additional 4,810 performance shares for Fiscal 2008 and 3,847 performance shares for Fiscal 2009 if the Company achieves the three year cumulative operating income target.

In September 2007, we hired Gary Flaks as our Vice President, Footwear. Mr. Flaks is the brother of Richard Flaks, who formerly served as our Senior Vice President, Planning, Allocation and Information Technology. During Fiscal 2009, Mr. Flaks' annual salary was $250,000 per year and his target bonus amount is 25% of his annual salary. Mr. Flaks earned a bonus for his services in Fiscal 2009 of $57,813. He is also entitled to participate in the other benefit plans made available by the Company to other executives of the Company. In addition, on October 13, 2009, Mr. Flaks was granted, pursuant to and subject to the provisions of the 2005 Equity Plan, a deferred stock award.

Our Compensation Committee has reviewed and approved each of the foregoing compensation arrangements and transactions.

 Performance Graph

The following graph compares the cumulative stockholder return on our Common Stock with the return on the Total Return Index for The NASDAQ Stock Market (US) and The NASDAQ Retail Trade Stocks. The graph assumes that $100 was invested on January 29, 2005.

DATE	THE CHILDREN'S PLACE—"PLCE"	NASDAQ US	NASDAQ RETAIL TRADE STOCKS
1/29/2005	100.000	100.000	100.000
1/28/2006	121.865	113.913	108.445
2/3/2007	157.595	122.765	119.149
2/2/2008	53.459	118.563	105.489
1/31/2009	50.838	58.340	67.835
1/30/2010	85.946	84.404	100.660

Other Business

At the date of this proxy statement, the only business which our Board intends to present or knows that others will present at the meeting is that set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals: 2011 Annual Meeting

In order for a stockholder to have a proposal included in the proxy statement for our annual meeting of stockholders to be held in 2011, the proposal must comply with both the procedures identified by Rule 14a-8 under the Exchange Act and our by-laws and be received in writing by us at our principal executive office located at 500 Plaza Drive, Secaucus, New Jersey 07094, Attention: General Counsel's Office on or before 5:00 P.M. Eastern Standard Time on Monday, January 17, 2011. If, however, the date of our annual meeting to be held in 2011 is changed by more than thirty (30) days from the date of this year's meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the annual meeting to be held in 2011.

Stockholder proposals submitted outside the requirements of Regulation 14A of the Exchange Act must be received by our Secretary in a timely fashion. To be timely, notice and information regarding such proposal and the stockholder must be delivered to or mailed and received by our Secretary at our principal executive offices located at 500 Plaza Drive, Secaucus, New Jersey 07094, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting was given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurred. Pursuant to our By-Laws, a copy of which may be obtained by writing to our Secretary at our principal executive offices at the address set forth in the immediately preceding sentence, such notice must include, among other things: (i) a description of each proposal and the reasons therefor; (ii) the name and address of the stockholder making each proposal; (iii) the class and number of shares held of record by the stockholder as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if such proposal involves a nomination for Director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such proposal; and (vi) all other information that would be required to be filed with the SEC if the person making such proposal was a participant in a solicitation subject to Section 14 of the Exchange Act. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

Rule 14a-4 of the Exchange Act governs our use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2011, if we are not provided notice of a stockholder proposal prior to Saturday, April 2, 2011, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

By order of the Board of Directors,

Elena Lagdameo-Hogan
Secretary

Secaucus, New Jersey
May 17, 2010

ANNUAL MEETING OF STOCKHOLDERS OF THE CHILDREN’S PLACE RETAIL STORES, INC. June 15, 2010 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the persons listed below to serve as Class I directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified. Jane T. Elfers Class I Director Robert N. Fisch Class I Director Louis Lipschitz Class I Director 2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending January 29, 2011. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00000333030000000000 9 061510

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the persons listed below to serve as Class I directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified. Jane T. Elfers Class I Director Robert N. Fisch Class I Director Louis Lipschitz Class I Director 2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending January 29, 2011. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR AGAINST ABSTAIN ANNUAL MEETING OF STOCKHOLDERS OF THE CHILDREN’S PLACE RETAIL STORES, INC. June 15, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00000333030000000000 9 061510 COMPANY NUMBER ACCOUNT NUMBER

0 14475 THE CHILDREN’S PLACE RETAIL STORES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHILDREN’S PLACE RETAIL STORES, INC. The undersigned hereby appoints Jane T. Elfers and Susan Riley, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children’s Place Retail Stores, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. to be held at the Company’s corporate headquarters located at 500 Plaza Drive, Secaucus, New Jersey 07094, on Tuesday, June 15, 2010, at 10 o’clock A.M., Secaucus, New Jersey time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. (Continued and to be signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on June 15, 2010: The proxy statement and form of proxy distributed by the Board of Directors and the Company’s Form 10-K Annual Report for the fiscal year ended January 30, 2010 are available at http://www.childrensplace.com under the section “Investor Relations.”